                                                                   EXHIBIT 10.5

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                     AMENDED AND RESTATED CREDIT AGREEMENT


                         DATED AS OF NOVEMBER 14, 1997


                                     AMONG


                           GLOBAL IMAGING SYSTEMS INC.


                      AND THE OTHER BORROWERS NAMED HEREIN


                           collectively, as Borrower,



                               PPM AMERICA, INC.
                                   as Agent,


                                      and


                    JACKSON NATIONAL LIFE INSURANCE COMPANY,
                                   as Lender




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

                               TABLE OF CONTENTS
                               -----------------
                                                                          Page
                                                                          ----
SECTION 1: CREDIT FACILITIES..............................................   2
     1.1  Loans...........................................................   2
          (A) Revolving Loans.............................................   2
          (B) Manner of Making Revolving Loans............................   2
              (1)  Revolving Loan Advances................................   2
              (2)  Notice of Revolving Loan Borrowings....................   3
              (3)  Disbursement of Revolving Loans........................   3
          (C) Term Loans..................................................   3
              (1)  Initial Term Loan......................................   3
              (2)  Additional Term Loans..................................   3
              (3)  Notice of Additional Term Loan Borrowings..............   4
              (4)  Disbursement of Additional Term Loans..................   4
              (5)  Payment of Term Loans..................................   4
          (D) Notes.......................................................   5
     1.2  Interest and Related Fees.......................................   5
          (A) Interest....................................................   5
          (B) Unused Line Fee.............................................   6
          (C) Computation of Interest and Related Fees....................   6
          (D) Default Rate of Interest....................................   6
          (E) Excess Interest.............................................   6
     1.3  Expenses and Attorneys Fees.....................................   6
     1.4  Payments........................................................   7
     1.5  Mandatory Prepayments and Other Payments........................   7
          (A) Prepayments from Excess Cash Flow...........................   7
          (B) Maximum Loan Balance Compliance.............................   8
          (C) Prepayments in Excess of Maximum Debt.......................   8
          (D) Issuances and Sales of Capital Stock........................   8
          (E) Asset Sales.................................................   9
          (F) Optional Prepayments........................................   9
     1.6  Term of the Agreement...........................................   9
     1.7  Prepayment Fee..................................................   9
     1.8  Borrower's Loan Account.........................................  11
     1.9  Collection of Accounts..........................................  11
     1.10 Joint and Several Liability; Rights of Contribution.............  12
     1.11 Use of Proceeds.................................................  12
     1.12 Ratification....................................................  13

SECTION 2: AFFIRMATIVE COVENANTS..........................................  13
     2.1  Compliance With Laws............................................  13
     2.2  Maintenance of Properties; Insurance............................  15
     2.3  Inspection; Lender Meetings.....................................  16
     2.4  Corporate Existence, etc........................................  16
     2.5  Interest Rate Protection........................................  16
     2.6  Further Assurances..............................................  17

SECTION 3: NEGATIVE COVENANTS.............................................  17
     3.1  Indebtedness....................................................  17

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     3.2  Liens and Related Matters.......................................  18
          (A) No Liens....................................................  18
          (B) No Negative Pledges.........................................  19
          (C) No Restrictions on Subsidiary Distributions to Borrower.....  19
     3.3  Investments: Joint Ventures.....................................  20
     3.4  Contingent Obligations..........................................  20
     3.5  Restricted Junior Payments......................................  21
     3.6  Restriction on Fundamental Changes..............................  21
     3.7  Disposal of Assets or Subsidiary Stock..........................  21
     3.8  Transactions With Affiliates....................................  22
     3.9  Management Fees and Compensation................................  22
     3.10 Conduct of Business.............................................  22
     3.11 Changes Relating to Indebtedness................................  22
     3.12 Fiscal Year.....................................................  23
     3.13 Press Release: Public Offering Materials........................  23
     3.14 Subsidiaries....................................................  23
     3.15 Bank Accounts...................................................  23
     3.16 Acquisitions....................................................  23

SECTION 4: FINANCIAL COVENANTS/REPORTING..................................  25
     4.1  Capital Expenditure Limits......................................  25
     4.2  Leverage Ratio..................................................  25
     4.3  Pro Forma EBITDA................................................  26
     4.4  Fixed Charge Coverage...........................................  26
     4.5  Interest Expense Coverage.......................................  27
     4.5A Maintenance of Financial Covenants..............................  27
     4.6  Financial Statements and Other Reports..........................  27
          (A) Monthly Financials..........................................  28
          (B) Year-End Financials.........................................  28
          (C) Borrower Compliance Certificate.............................  28
          (D) Accountants' Reliance Letter................................  29
          (E) Accountants' Reports........................................  29
          (F) Availability and Borrowing Base Certificates................  29
          (G) Management Report...........................................  29
          (H) Appraisals..................................................  30
          (I) Projections.................................................  30
          (J) SEC Filings and Press Releases..............................  30
          (K) Events of Default, etc......................................  30
          (L) Litigation..................................................  30
          (M) Supplemental Schedules; Notice of Organizational Changes....  31
          (N) Casualty Losses.............................................  31
          (0) Change in Corporate Management..............................  31
          (P) Other Information...........................................  31
     4.7  Accounting Terms: Utilization of GAAP for Purposes
          of Calculations Under Agreement.................................  31

SECTION 5: REPRESENTATIONS AND WARRANTIES.................................  32
     5.1  Disclosure......................................................  32
     5.2  No Material Adverse Effect......................................  32
     5.3  No Default: Governmental Consents...............................  32
     5.4  Organization, Powers, Capitalization and Good Standing..........  33

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          (A) Organization and Powers.....................................  33
          (B) Capitalization..............................................  33
          (C) Binding Obligation..........................................  33
          (D) Qualification...............................................  33
     5.5  Financial Statements............................................  34
     5.6  Intellectual Property...........................................  34
     5.7  Investigations Audits, Etc......................................  34
     5.8  Employee Matters................................................  34
     5.9  Solvency........................................................  35
     5.10 Environmental Compliance........................................  35
     5.11 Litigation......................................................  36
     5.12 ERISA...........................................................  36

SECTION 6: DEFAULT, RIGHTS AND REMEDIES...................................  36
     6.1  Event of Default................................................  36
          (A) Payment.....................................................  36
          (B) Default in Other Agreements.................................  36
          (C) Breach of Certain Provisions................................  37
          (D) Breach of Warranty..........................................  37
          (E) Other Defaults Under Loan Documents.........................  37
          (F) Involuntary Bankruptcy; Appointment of Receiver, etc........  37
          (G) Voluntary Bankruptcy: Appointment of Receiver, Etc..........  37
          (H) Governmental Liens..........................................  38
          (I) Judgment and Attachments....................................  38
          (J) Material Adverse Effect.....................................  38
          (K) Dissolution.................................................  38
          (L) Solvency....................................................  38
          (M) Injunction..................................................  38
          (N) ERISA: Pension Plans........................................  38
          (0) Environmental Issues........................................  39
          (P) Invalidity of Loan Documents................................  39
          (Q) Damages, Strike, Casualty...................................  39
          (R) Licenses and Permits........................................  39
          (S) Failure of Security.........................................  39
          (T) Change in Control...........................................  39
     6.2  Suspension of Commitment........................................  39
     6.3  Acceleration....................................................  40
     6.4  Performance by Agent............................................  40

SECTION 7: CONDITIONS TO LOANS............................................  40
     7.1  Conditions to All Loans.........................................  40
     7.2  Conditions to Funding Additional Term Loans . ..................  41
          (A) Use of Proceeds.............................................  41
          (B) Due Diligence Package.......................................  41
          (C) Evidence of Perfected First Priority Security
              Interests of the Lenders in Assets..........................  41
          (D) Maximum Availability........................................  42
          (E) Other Documents.............................................  42

SECTION 8: ASSIGNMENT AND PARTICIPATION...................................  42

SECTION 9: MISCELLANEOUS..................................................  42

     9.1  Indemnities.....................................................  42
     9.2  Amendments and Waivers..........................................  42
     9.3  Notices.........................................................  43
     9.4  Failure or Indulgence Not Waiver: Remedies
          Cumulative......................................................  44
     9.5  Marshalling, Payments Set Aside.................................  44
     9.6  Severability....................................................  44
     9.7  Headings........................................................  44
     9.8  Applicable Law..................................................  45
     9.9  Successors and Assigns..........................................  45
     9.10 No Fiduciary Relationship.......................................  45
     9.11 Construction....................................................  45
     9.12 Confidentiality.................................................  45
     9.13 Consent to Jurisdiction and Service of Process..................  45
     9.14 Waiver of Jury Trial............................................  46
     9.15 Survival of Warranties and Certain Agreements...................  46
     9.16 Entire Agreement................................................  46
     9.17 Counterparts....................................................  47

SECTION 10: DEFINITIONS...................................................  47
     10.1 Certain Defined Terms...........................................  47
     10.2 Other Definitional Provisions...................................  62

                                    EXHIBITS

Exhibit  1.1          Borrowing Loan Request - See 1996 Loan Agreement

Exhibit  4.6 (C)      Compliance Certificate - See 1996 Loan Agreement

Exhibit  4.6(F)       Availability Certificate - See 1996 Loan Agreement

Exhibit  4.6 (F-l)    Borrowing Base Certificate - See 1996 Loan Agreement

Exhibit  l.l (D-l)    Form of Revolving Credit Note

Exhibit l.l(D-2)      Form of Term Note

Exhibit  8            Form of Agent Agreement - See 1996 Loan Agreement


                                   SCHEDULES


Schedule 2.2(B)       Insurance
Schedule 3.1          Indebtedness
Schedule 3.2(A) (11)  Liens
Schedule 3.4          Contingent Obligations
Schedule 3.8          Affiliate Transactions
Schedule 3.9          Management Fees and Compensation
Schedule 3.10         Business Description
Schedule 3.16         Due Diligence Package


The Exhibits and Schedules to this Amended and Restated Credit Agreement are not included with this Registration Statement on Form S-1. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.

                      AMENDED AND RESTATED CREDIT AGREEMENT


         This CREDIT AGREEMENT (the "Agreement") is dated as of August 14, 1996 and as amended and restated as of November 14, 1997, is entered into by and among GLOBAL IMAGING SYSTEMS INC., a Delaware corporation ("Global"), GLOBAL IMAGING OPERATIONS, INC., a Delaware corporation ("Operations"), GLOBAL IMAGING FINANCE COMPANY, a Delaware corporation ("Finance"), COPY SERVICE & SUPPLY, INC., a North Carolina corporation ("Copy Service"), OFFICE FURNITURE CONCEPTS, INC., a North Carolina corporation ("Office Concepts"), CSS LEASING, LLC, a North Carolina limited liability company ("CSS Leasing"), FELCO OFFICE SYSTEMS, INC., a Texas corporation ("Felco"), BERNEY, INC., an Alabama corporation ("Berney"), CONWAY OFFICE PRODUCTS, INC. a New Hampshire corporation ("Conway"), AMERICAN PHOTOCOPY EQUIPMENT COMPANY OF PITTSBURGH, a Delaware corporation ("AMCOM"), SOUTHERN COPY SYSTEMS, INC., an Alabama corporation ("Southern Copy"), BUSINESS EQUIPMENT UNLIMITED, a Maine corporation ("Business Equipment"), CAMERON OFFICE PRODUCTS, INC., a Massachusetts corporation ("Cameron"), SOUTHERN BUSINESS COMMUNICATIONS, INC., a Georgia corporation ("Southern Business"), ELECTRONIC SYSTEMS, INC., a Virginia corporation ("Electronic Systems"), EASTERN COPY PRODUCTS, INC., a New York corporation ("Eastern Copy"), QUALITY BUSINESS SYSTEMS, INC., a Washington corporation ("Quality Business"), DUPLICATING SPECIALTIES, INC., an Oregon corporation ("Duplicating Specialties") (Global, Operations, Finance, Copy Service, Office Concepts, CSS Leasing, Felco, Berney, Conway, AMCOM, Southern Copy, Business Equipment, Cameron, Southern Business, Electronic Systems, Eastern Copy, Quality Business and Duplicating Specialties are each individually and collectively referred to herein as "Borrower"), JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan insurance corporation, ("Jackson" or "Lender" and collectively with all other Lenders, if any, the "Lenders") and PPM AMERICA, INC., a Delaware corporation, as Agent for the Lenders (the "Agent").


                                R E C I T A L S:

         WHEREAS, the Borrower, the Lender and the Agent are parties to a Credit Agreement dated as of August 14, 1996, as amended (as so amended, the "1996 Loan Agreement"), pursuant to which the Lender made revolving loans to the Borrower from time to time in an amount not to exceed $3,500,000 and term loans to the Borrower in the original principal amount not to exceed $76,500,000;

         WHEREAS, the Borrower has requested and the Lender has agreed, to amend and restate the 1996 Loan Agreement, in its entirety, to, among other things, increase the Revolving Loan Commitment to $6,000,000 and the Term Loan Commitment to $114,000,000;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:


                                    SECTION 1

                               CREDIT FACILITIES

         1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein:

               (A) Revolving Loans. Pursuant to the 1996 Loan Agreement, the Lenders have made Revolving Loans to the Borrower which Loans shall be repaid pursuant to the terms of this Agreement. Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to continue to lend to Borrower from the Closing Date to the Expiry Date, its Pro Rata Share of Revolving Loans not in excess of the lesser of (i) the Borrowing Base and (ii) the Revolving Loan Commitment. As used herein, the "Borrowing Base" shall mean an amount as of any time of determination equal to the sum of:

                     (x) Eighty (80%) percent of Eligible Accounts, plus

                     (y) Forty-five (45%) percent of Eligible Inventory.

               Revolving Loans may be repaid and reborrowed. If at any time Revolving Loans exceed the Maximum Revolving Loan Balance, Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess. No Lender shall have any obligation to make advances hereunder to the extent any requested advance would cause the principal balance of the Revolving Loans then outstanding to exceed the Maximum Revolving Loan Balance or the Maximum Loan Balance; provided that the Requisite Lenders may, in their sole discretion, elect from time to time to make Revolving Loans in excess of the Maximum Revolving Loan Balance. If Revolving Loans in excess of the Maximum Revolving Loan Balance are made pursuant to the approval of the Requisite Lenders as set forth in the proviso to the preceding sentence, then the Maximum Revolving Loan Balance shall be deemed increased by such amount but only for so long as the Requisite Lenders allow such Loans to be outstanding.

               (B)   Manner of Making Revolving Loans.

                     (1) Revolving Loan Advances. Revolving Loans shall be made and repaid on any two Business Days of each week; provided, however: (i) Borrower may only engage in two transactions each week, (ii) Borrower may only engage in one transaction on any given Business Day and (iii) Borrower must provide Agent with one day prior notice before engaging in any such transaction. The Revolving Loans may be repaid and the principal amount thereof reborrowed from time to time prior to the Expiry Date subject to all the terms and conditions hereof. Each Revolving Loan shall be made and repaid in the aggregate amount of $100,000 or any greater amount that is an integral multiple of $50,000.

                     (2) Notice of Revolving Loan Borrowings. The Borrower shall give telephonic, telex or telecopy notice to the Agent in the form of the Borrowing Request set forth as Exhibit 1.1 hereto (which notice shall be irrevocable once given and, if by telephone, shall be confirmed in writing within one Business Day of such telephonic notice) by no later than 10:30 A.M. C.S.T. on the date that is at least one Business Day prior to the date of each requested Revolving Loan. Each such notice from the Borrower shall specify: (a) the date of the requested Revolving Loan and (b) the amount of the requested Revolving Loan. The Borrower agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation, and in the event any notice by telephone conflicts with the Borrower's written confirmation, such written confirmation shall govern and prevail. The Borrower shall also give telephonic, telex or telecopy notice to Agent at least one Business Day prior to the date of any repayment of the Revolving Loans.

                     (3) Disbursement of Revolving Loans. Not later than 1:00 P.M. C.S.T. on the date of any Revolving Loan, each Lender, severally and not jointly, subject to the terms and conditions hereof, shall make available its Pro Rata Share of the requested Revolving Loan (determined on the basis of such Lender's Revolving Loan Commitment) in funds immediately available at such bank and to such account as shall be specified by an authorized representative of the Borrower in writing to the Lenders.

               (C)   Term Loans.

                     (1) Initial Term Loan. Pursuant to the terms of the 1996 Loan Agreement, the Lenders have made Term Loans to the Borrower in the aggregate principal amount of $74,479,600 (the "Initial Term Loans") which loans remain outstanding and shall be repaid in accordance with the terms of this Agreement.

                     (2) Additional Term Loans. Each Lender agrees, severally and not jointly, to lend to Borrower, its Pro Rata Share of each additional Term Loan during the period from the Closing Date through the Expiry Date, for the purpose of financing Acquisitions and the purchase of rental pool equipment (the "Additional Term Loans") . The aggregate amount of all Term and Revolving Loan Commitments shall not exceed the Maximum Loan Commitment. No Lender shall have any obligation to make advances under this subsection 1.1(C) (2) unless all of the conditions set forth in subsections 7.1 and 7.2 have been satisfied or to the extent any requested advance would cause the principal balance of all Loans then outstanding to exceed the Maximum Loan Balance or at the time of such request Revolving Loans outstanding exceed the Maximum Revolving Loan Balance. Loan Availability shall be determined not less than monthly based on the most recent Loan Availability Certificate delivered to Agent as provided in subsection 4.6(F). If at any time the Term Loans together with all other Loans exceed the Maximum Loan Balance, Term Loans must be repaid immediately in an amount sufficient to eliminate any excess.

                     (3) Notice of Additional Term Loan Borrowings. The Borrower shall give telephonic, telex or telecopy notice to the Agent in the form of the Borrowing Request set forth as Exhibit 1.1 hereto (which notice shall be irrevocable once given and, if by telephone, shall be confirmed in writing within one Business Day of such telephonic notice) by no later than 10:30 A.M. C.S.T. on the date that is at least three Business Days prior to the date of each requested Additional Term Loan. Each such notice from the Borrower shall specify: (a) the date of the requested Additional Term Loan (b) the amount of the requested Additional Term Loan and (c) the sources and uses of the proceeds of such requested Additional Term Loan. The Borrower agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation, and in the event any notice by telephone conflicts with the Borrower's written confirmation, such written confirmation shall govern and prevail. The Borrower shall also give telephonic, telex or telecopy notice to Agent at least two Business Days prior to the date of any repayment of the Term Loans.

                     (4) Disbursement of Additional Term Loans. Not later than 1:00 P.M. C.S.T. on the date of any Additional Term Loan, each Lender, severally and not jointly, subject to the terms and conditions hereof, shall make available its Pro Rata Share of the requested Additional Term Loan (determined on the basis of such Lender's Term Loan Commitment) in funds immediately available at such bank and to such account as shall be specified by an authorized representative of the Borrower in writing to the Lenders.

                     (5) Payment of Term Loans. Borrower shall repay the Term Loans through periodic repayments on the dates and in amounts equal to the percentages indicated below of the aggregate principal amount of all Term Loans ("Scheduled Installments").

                                    Percent of the Aggregate Principal
     Date                           Amount of All Term Loans
     ----                           ----------------------------------

     January 31, 2000                                     7%
     July 31, 2000                                        7%
     January 31, 2001                                   9.5%
     July 31, 2001                                      9.5%
     January 31, 2002                                   9.5%
     July 31, 2002                                      9.5%
     January 31, 2003                                    12%
     July 31, 2003                                       12%
     January 31, 2004                                    12%

     Scheduled Maturity Date                             12%

Notwithstanding the foregoing, in the event Additional Term Loans are made after January 31, 2000, the Scheduled Installments due after such date shall be recalculated to increase the percentages set forth above, pro rata, to ensure that the entire principal balance of all Term Loans is repaid in accordance with the above percentages in each of the remaining years taking into consideration the Scheduled Installments previously paid. Scheduled Installments paid by Borrower may not be reborrowed except to the extent such payments were made pursuant to subsections 1.5(A), (B) or (C) and solely for the purpose of financing Acquisitions pursuant to the terms herein.

               (D)   Notes. Borrower shall execute and deliver to each Lender:
(i) an amended and restated revolving note to evidence the Revolving Loans, such revolving note to be in the principal amount of the Revolving Loan Commitment of such Lender and with other appropriate insertions; and (ii) an amended and restated term note to evidence the Term Loans such term note to be in the principal amount of the Term Loan Commitment of such Lender and with other appropriate insertions. In the event of an assignment pursuant to the Lender Addition Agreement, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the new Commitments of the assigning Lender and its assignee.

          1.2  Interest and Related Fees.

               (A) Interest. Except as otherwise set forth in the last paragraph of this subsection 1.2(A), from the date the Loans are made and the other Obligations become due, the Obligations shall bear interest as follows:

                     (1) The Term Loans shall bear interest at the sum of the LIBOR Rate plus three and one-quarter of one percent (3.25%) per annum.

                     (2) The Revolving Loans shall bear interest at the sum of the LIBOR Rate plus three percent (3%) per annum.

                     The LIBOR Rate applicable to each Loan during each Interest Period shall be established on the second to last Business Day of the preceding Interest Period except that the applicable rate with respect to: (i) the first Interest Period shall be established on the second Business Day preceding the Closing Date; and (ii) Additional Term Loans shall be established at the same rate in effect with respect to outstanding Term Loans on the closing date of each Acquisition to be financed with the proceeds of such Additional Term Loan. The Agent shall notify the Borrower of the interest rate applicable to the Loan for each Interest Period as soon as practicable, provided, however, that the failure of the Agent to provide such notice shall not affect the interest rate applicable to the Loan during such Interest Period. The Agent's good faith determination of the applicable interest rate shall be conclusive and binding except in the case of manifest error or willful misconduct.

               If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement and as a result there would be an increase in the cost of making or maintaining a LIBOR Rate Loan (a Regulatory Change"), then Agent shall submit a certificate demonstrating the impact of the increased cost and require payment thereof within ten (10) days from the Borrower. There are no limitations on the number of times such certificate may be submitted. If the Agent requests compensation from the Borrower pursuant to the provisions of this paragraph the Borrower may, at its option, effective at the end of the current Interest Period, upon at least two Business Days prior written notice to the Agent, elect to convert the interest rate applicable to the obligations to the Base Rate plus 1.50% until the Agent has notified the Borrower that the Regulatory Change giving rise to such request is no longer in effect.

          (B) Unused Line Fee. From the Original Closing Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, a fee in an amount equal to
(i) the sum of the Revolving Loan Commitment less the sum of (x) the average daily balance of the Revolving Loans during the preceding month multiplied by
(ii) one-quarter percent (.25%) per annum. Such fee is payable monthly in arrears on the last Business Day of each Interest Period for the entire Interest Period.

          (C) Computation of Interest and Related Fees. Interest on all Loans and any other Obligations and the related fees set forth in this subsection 1.2 shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. Interest on all Loans is payable to Agent, for the benefit of Lenders, on the last Business Day of the applicable Interest Period and on the Expiry Date, whether by acceleration or otherwise.

          (D) Default Rate of Interest. At the election of Agent, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at a rate that is two percent (2%) in excess of the rates otherwise payable under this Agreement. Agent shall notify Borrower promptly after Agent's imposition of interest at the default rate as specified herein.

          (E) Excess Interest. In no event shall charges constituting interest payable by Borrower hereunder exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     1.3 Expenses and Attorneys Fees. Borrower agrees to promptly pay all fees, costs and expenses (including reasonable fees, costs and expenses of attorneys) incurred by Agent and Lenders in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, and waivers. Borrower agrees to promptly pay all fees, costs and expenses (including fees, costs and expenses of attorneys) incurred by Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible under this subsection 1.3 shall be deemed part of the Obligations when incurred, payable on demand and secured by the Collateral.

          1.4 Payments. All payments by Borrower of the Obligations shall be made in same day funds and delivered to Agent by wire transfer to the following account or such other place as Agent may from time to time designate:

               Northern Trust CHGO
               ABA No. :                      0710-0015-2
               Account Number:                5186041000
               For Further Credit
                 to Account Number:           26-91241
               Account Name:                  Jackson National Life Insurance
                                                 Company
               Reference:                     Global Imaging Systems Inc.
                                              Date of Payment, principal and
                                              interest breakdown
               Attention:                     Income Collections

Borrower shall receive credit for such funds if received by 2:00 p.m. CST on such day. In the absence of timely notice and receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

               Borrower hereby authorizes Agent to make a Revolving Loan for the payment of interest, unused line fees, closing fees and increased costs as a result of any Regulatory Change. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable to Agent and Lenders pursuant to subsection 1.3 or elsewhere in any Loan Document may be debited to the Revolving Loans after fifteen (15) days notice. After an Event of Default, no notice is required.

          1.5  Mandatory Prepayments and Other Payments.

               (A) Prepayments from Excess Cash Flow. Within ninety (90) days after the end of each of its Fiscal Years, Borrower shall prepay the Loans in an amount equal to seventy percent (70%) of the Excess Cash Flow for such Fiscal Year together with unpaid interest accrued on such amount to the date of such payment. The first prepayment shall be for the Fiscal Year ending March 31, 1998. The calculation of Excess Cash Flow shall be based on the audited financial statements for the Borrower and its Subsidiaries. Borrower may voluntarily prepay any portion of the remaining thirty percent (30%) of Excess Cash Flow for any Fiscal Year together with accrued interest. Any prepayments made from Excess Cash Flow shall not be subject to the Prepayment Fee. All such prepayments, whether mandatory or voluntary pursuant to this subsection 1.5
(A), shall be applied: first, pro-rata to the Scheduled Installments; and second, to the outstanding principal balance of the Revolving Loans. Borrower may reborrow Revolving Loans and Term Loans repaid pursuant to this subsection 1.5(A); provided, however, Term Loans may only be reborrowed for the purpose of financing an Acquisition in accordance with the terms hereof and provided further all Loans outstanding do not exceed the Maximum Loan Balance and all Revolving Loans outstanding do not exceed the Maximum Revolving Loan Balance.

                   (B) Maximum Loan Balance Compliance. If at any time there remain outstanding Revolving Loans and/or Term Loans in excess of the Maximum Loan Balance, Borrower shall immediately repay Revolving Loans and/or Term Loans to eliminate such excess.

                   (C) Prepayments in Excess of Maximum Debt. If at any time the Indebtedness of Borrower and its Subsidiaries exceeds the applicable Maximum Debt, Borrower shall immediately repay Revolving Loans and/or Term Loans in an amount sufficient to eliminate any such excess. Borrower may reborrow Revolving Loans and Term Loans paid pursuant to this subsection 1.5(C) at such time as Borrower is in compliance with the applicable Maximum Debt after giving effect to such reborrowing but, with respect to Term Loans, solely for the purpose of financing Acquisitions in accordance with the terms of this Agreement.

                   (D) Issuances and Sales of Capital Stock. In the event Borrower issues or sells any of its capital stock after the Original Closing Date in accordance with the terms of this Agreement and with the Agent's consent, the entire amount of the net proceeds received by the Borrower in connection with such sale or issuance, at Agent's option, shall be paid to the Lenders together with unpaid interest accrued on such amount to the date of such payment to prepay the Term Loans. Agent shall advise Borrower whether or not it shall require such prepayment at the time it consents to such issuance or sale. All such prepayments shall be applied to the Obligations in the order set forth in subsection 1.5(A) and shall not be subject to the Prepayment Fee. Borrower may not reborrow Term Loans paid pursuant to this subsection 1.5(D) . Notwithstanding the foregoing, any issuance or sale of capital stock shall not be subject to the prepayment provisions of this subsection 1.5(D) if such issuance or sale is to (i) existing management of a business acquired by Borrower in connection with an

Acquisition; provided, however, such sale or issuance is consummated within one month of the closing date of such Acquisition; (ii) GTCR IV pursuant to the terms of the GTCR Equity Purchase Agreement; or (iii) Green Manning & Bunch with respect to the sale of 1,354.17 shares of Class A common stock and 240.13 shares of Class B common stock of Global.

                   (E) Asset Sales. In the event Borrower, with the consent of Agent, sells, transfers, leases or otherwise disposes of any of its properties, business or assets in excess of the amounts permitted under subsection 3.7, the net proceeds of such sale, transfer, lease or other disposition shall be paid to the Lenders to prepay the Term Loans together with unpaid interest accrued on such amount to the date of such payment and the applicable Prepayment Fee. All such prepayments shall be applied to the Obligations in the order set forth in subsection 1.5(A) and may not be reborrowed.

                   (F) Optional Prepayments. Except as set forth herein, any prepayment of the Term Loans shall be subject to the Prepayment Fee and may not be reborrowed.

             1.6 Term of the Agreement. This Agreement and the other Loan Documents shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect until the Scheduled Maturity Date, unless sooner terminated pursuant to the terms hereof. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the Expiry Date. Upon such date and following repayment in full of the Obligations, this Agreement will terminate. Notwithstanding any such termination, until all Obligations have been fully paid and satisfied, Agent shall be entitled to retain the security interests in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to Agent under the Loan Documents and applicable laws.

             1.7   Prepayment Fee.

                   (A) If for any reason this Agreement is terminated prior to the Scheduled Maturity Date or, except as otherwise provided herein, Borrower prepays a portion of the Term Loan Balance, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof, Borrower agrees to pay to Agent for the ratable benefit of Lenders, upon the effective date of such termination or such prepayment, a fee in the amount set forth below (the "Prepayment Fee") if such termination or prepayment is effective in the period indicated:

                  Amount                             Period
                  ------                             ------

            (i)   5.0% of the Term Loan              First 12 month period

                  Balance                            following the Original
                                                     Closing Date

           (ii)   4.0% of the Term Loan              Second 12 month period
                  Balance                            following the Original
                                                     Closing Date

          (iii)   3.0% of the Term Loan              Third 12 month period
                  Balance                            following the Original
                                                     Closing Date

           (iv)   2.0% of the Term Loan              Fourth 12 month period
                  Balance                            following the Original
                                                     Closing Date

            (v)   1.0% of the Term Loan              Fifth and Sixth 12 month
                  Balance                            periods following the
                                                     Original Closing Date

Such Prepayment Fee shall be presumed to be the amount of damages sustained by Lenders as a result of such early termination or prepayment and Borrower agrees that it is reasonable under the circumstances currently existing. The Prepayment Fee shall be included in the Obligations.

                   (B) Notwithstanding the foregoing subsection 1.7(A): (i) in the event that Borrower completes an initial public offering of its stock and registers such shares on a recognized securities exchange or the NASDAQ system and prepays in full all of the Obligations upon completion of such public offering, then in such event, Borrower shall only be required to pay a prepayment fee in an amount equal to the lesser of $250,000 or 1% of the Term Loan Balance; or (ii) the Requisite Lenders decline to make an Additional Term Loan with respect to an Acquisition which complies with all of the requirements set forth under subsection 3.16 and would be approved by the Requisite Lenders except that such Additional Term Loan would result in all Loans exceeding the Maximum Loan Commitment and the Requisite Lenders do not elect to increase the Maximum Loan Commitment or the Agent, with the consent of the Required Lenders, is unable to locate other suitable Lenders to purchase an interest in the Loans equal to such excess, Borrower shall not be required to pay the Prepayment Fee.

                   (C) In addition to the exceptions set forth in subsection 1.7(B), if: (i) the Term Loan Balance is at least $105 million; (ii) Borrower has requested an increase in the Maximum Loan Commitment because in its good faith judgment Borrower reasonably believes that the Maximum Loan Commitment is insufficient to finance its prospective Acquisitions for the following six months and the Lenders do not elect to increase such Commitment; (iii) Borrower refinances the Obligations and the obligations under such refinancing exceed $120 million within six months of the termination of this Agreement and such amount was utilized by Borrower solely to retire the Obligations and to finance Acquisitions, then, in such event, Borrower shall not be required to pay the Prepayment Fee pursuant to subsection 1.7 (A); provided, however, Borrower deposits into escrow, with an escrow agent selected by Agent pursuant to the terms and conditions of an escrow agreement in form and substance satisfactory to Agent, the Prepayment Fee required to be paid under subsection 1.7(A) to assure compliance with this provision.

          1.8 Borrower's Loan Account. Agent will maintain loan account records for (a) all Loans, interest charges and payments thereof, (b) the charging and payment of all fees, costs and expenses and (c) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure to so properly debit or credit the loan amounts shall not limit or affect the Borrower's obligation to pay. Periodically, Agent shall provide to Borrower a statement for each loan account setting forth the principal of each account and interest due thereon. Borrower must deliver a written objection within sixty (60) days after receipt of the statement or the statement will be presumed as binding evidence of the obligation absent manifest error. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

          1.9 Collection of Accounts. At any time that an Event of Default has occurred and is continuing, at Agent's request, Borrower shall establish and maintain, at its expense, lockboxes and related blocked accounts ("Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on account and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent or Co-Agent, as applicable, for the ratable benefit of Lenders, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts (other than for customary bank fees and uncollected deposits), the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent or Co-Agent as Agent or Co-Agent may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or Co-Agent, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of

Agent, or Co-Agent, as applicable, for the ratable benefit of the Lenders to be applied to the Obligations.

          1.10  Joint and Several Liability; Rights of Contribution.

                (A) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Agent and Lenders hereunder and a desire of Borrowers that each Borrower execute and deliver to Agent and Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of security for the advances contemplated by this Agreement.

                (B) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Agent and Lenders for the full and prompt payment of all the Obligations and the full and prompt performance of all obligations of any Borrower under this Agreement or any other Loan Document, notwithstanding anything herein or in any other Loan Document specifying that a particular Borrower is responsible for a given payment or performance; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Agent and each Lender on demand for and against any loss incurred by Agent or such Lender as a result of any of the obligations of any of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Agent or Lenders or any Person, the amount of such loss being the amount which Agent or such Lender would otherwise have been entitled to recover from any Borrower.

                (C) Notwithstanding anything herein to the contrary, it is the desire and intent of each Borrower, the Lenders and the Agent that this Agreement shall be enforced against each Borrower to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of a Borrower under this Agreement shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Obligations of such Borrower shall be deemed to be reduced and such Borrower shall pay the maximum amount of the Obligations which would be permissible under applicable law.

           1.11 Use of Proceeds. Borrower shall use the proceeds of the Loans, other than Additional Term Loans, only for: (a) capital expenditures, (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and (c) general operating working capital. All proceeds of Additional Term Loans shall be used by Borrower only for Acquisitions, transaction costs directly related to such Acquisitions and the purchase of rental pool equipment. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

           1.12 Ratification. Except to the extent expressly provided to the contrary herein, the terms and provisions of the Loan Documents are not affected in any way hereby and shall remain in full force and effect and are hereby ratified and confirmed. Each of the Borrowers acknowledges and agrees that the term "Obligations" as used herein, in the Security Documents and in the other Loan Documents, includes, without limitation, the Borrowers' obligations hereunder as well as under the Amended and Restated Term Note and the Amended and Restated Revolving Note.


                                    SECTION 2

                              AFFIRMATIVE COVENANTS

           Borrower covenants and agrees that so long as the Revolving Loan Commitment and the Term Loan Commitment are in effect and until payment in full of all Obligations unless the Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this Section 2 applicable to such Person.

           2.1  Compliance With Laws.

                (A) Borrower will (i) comply with and will cause each of its Subsidiaries to comply with all material requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters, including all Environmental Laws, and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or its Subsidiaries are now doing business or may hereafter be doing business, and (ii) maintain or obtain and will cause each of its Subsidiaries to maintain or obtain, all material licenses and permits now held or hereafter required by Borrower and its Subsidiaries. This subsection 2.1(A) shall not preclude the Borrower or any Subsidiary from contesting any taxes or other payments, if they are being diligently contested in good faith and if appropriate expense provisions have been recorded in conformity with GAAP. Borrower represents and warrants that as of the date hereof, it: (i) is in material compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect, and (ii) maintains and each of its Subsidiaries maintains all material licenses and permits referred to above.

                (B) Borrower shall and shall cause each of its Subsidiaries to establish and maintain, at its expense, a system to assure and monitor its continued material compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower and its Subsidiaries who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Agent. Borrower and each of its Subsidiaries shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

                (C) Borrower shall and shall cause each of its Subsidiaries to give both oral and written notice to Agent immediately upon Borrower's or such Subsidiary's receipt of any notice of, or Borrower's or such Subsidiary's otherwise obtaining knowledge of either (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (a) any noncompliance with or violation of any Environmental Law by Borrower or any of its Subsidiaries, (b) the release, spill or discharge, threatened or actual, of any Hazardous Material, (c) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (d) any other environmental, health or safety matter, which affects Borrower, any of its Subsidiaries or their respective businesses, operations or assets or any properties at which Borrower or any of its Subsidiaries transported, stored or disposed of any Hazardous Materials.

                (D) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower or any of its Subsidiaries in order to avoid any material non-compliance with any Environmental Law, Borrower shall, at Agent's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

                (E) Borrower shall indemnify and hold harmless Agent and each Lender, their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, clean-up or other remedial work with respect to any property of Borrower or any of its Subsidiaries and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this subsection 2.1 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

          2.2   Maintenance of Properties; Insurance.

                (A) Borrower will maintain or cause to be maintained in good repair, working order and condition, in accordance with past practices, all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                (B) Except as set forth on Schedule 2.2(B), Borrower will maintain or cause to be maintained, with financially sound and reputable insurers rated A, Class 15 or better by A.M. Best, public liability and property damage insurance and all other insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts reasonably acceptable to Agent and will deliver evidence thereof to Agent. The policies of workmen's compensation insurance set forth on Schedule 2.2(B) shall be replaced upon expiration or cancellation with policies issued by insurance carriers rated at least A, Class 15 or better by A.M. Best provided the coverage, cost and other material aspects of such insurance is reasonable in the judgment of Borrower and Lender. In no event shall policies of insurance be replaced with policies issued by an insurance carrier rated less than the existing ratings of the insurance carriers on the Borrower's existing policies as of the Original Closing Date or with respect to policies issued by Riscorp Insurance Company, rated A+, Class 6 or better. Notwithstanding the foregoing, Berney's workman's compensation coverage may continue to be part of a pool provided such coverage is issued by a financially sound and reputable insurer. Borrower shall cause Agent to be named as loss payee (in the case of casualty), and additional insured (in all other cases) on all insurance policies pursuant to appropriate endorsements in form and substance reasonably satisfactory to Agent.

                (C) Borrower will maintain with an insurer satisfactory to Agent, a key-man life insurance policy covering Thomas Johnson, Chief Executive Officer of the Borrower, in an amount of at least $5,000,000 with the Agent named as the beneficiary thereof. The proceeds of such policy shall be used by Agent to repay the Obligations or, at the election of the Requisite Lenders, to locate and employ a successor chief executive officer. Any proceeds used to repay the Obligations shall not be subject to the Prepayment Fee and may not be reborrowed.

                (D) Borrower represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. Borrower shall notify Agent immediately of any change in any policy of insurance or any termination or cancellation of any policy (whether by lapse for non-payment of premiums or otherwise).

            2.3 Inspection; Lender Meetings. Borrower shall permit any authorized representatives of Agent or any Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.

            2.4 Corporate Existence, etc. Except as otherwise permitted by subsection 3.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

            2.5 Interest Rate Protection. The Borrower has previously entered into a plus or minus 2% interest rate collar or other similar agreements (collectively, the "Rate Protection Agreements"), on terms and conditions satisfactory to the Agent, in order that the effective cost of borrowing to the Borrower on an amount of not less than $23,525,000 of the outstanding Term Loans is fixed for not less than three (3) years from the effective date of such agreements. Within thirty days from the date hereof, Borrower shall enter into an additional Rate Protection Agreement or amend its existing Rate Protection Agreements in order that the cost of borrowing to the Borrower on an aggregate amount of $50,000,000 of the outstanding Term Loans is fixed on substantially the same terms and conditions as the existing Rate Protection Agreements; provided, however, that the terms and cost of such additional interest rate protection agreements are comparable (i.e., not cost prohibitive but not necessarily equal) to the agreements entered into by the Borrower pursuant to the preceding sentence.

            2.6 Further Assurances.

                (A) Borrower shall and shall cause each Loan Party to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

                (B) Borrower shall cause any Subsidiaries of Borrower promptly to become a co-borrower hereunder or, at Agent's request, to guaranty the Obligations and to grant to Agent, for the benefit of Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations on terms and conditions satisfactory to the Agent in its sole discretion.


                                    SECTION 3

                               NEGATIVE COVENANTS

            Borrower covenants and agrees that so long as the Revolving Loan Commitment and Term Loan Commitment are in effect and until payment in full of all Obligations unless the Requisite Lenders shall otherwise give its prior written consent, Borrower shall comply with and shall cause each of the other Loan Parties to comply with all covenants in this Section 3 applicable to such Person.

            3.1 Indebtedness. Borrower will not and will not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

                (A) the Obligations;

                (B) intercompany Indebtedness among Global and its wholly-owned Subsidiaries; provided that the obligations of each obligor of such Indebtedness shall be: (i) unsecured and subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise); and (ii) reflected on Borrower's books and records;

                (C) Indebtedness set forth on Schedule 3.1;

                (D) Indebtedness not to exceed $2,000,000 in the aggregate at any time outstanding in connection with any obligation owed for all or any part of the deferred purchase price of Inventory if the purchase price is due more than six (6) months from the date the obligation is incurred;

                (E) Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding secured by purchase money Liens or with respect to capital leases; and

                (F) Indebtedness in connection with an Acquisition.

            3.2 Liens and Related Matters.

                (A) No Liens. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "Permitted Encumbrances" means the following:

                    (1) Liens for taxes, assessments or other governmental-
            charges not yet due and payable or those being contested in good faith by appropriate proceedings promptly instituted and diligently conducted which stay enforcement of such Liens and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been established;

                    (2) statutory Liens of landlords, carriers, warehousemen,
            mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been established and the aggregate amount of such Liens is less than $250,000;

                    (3) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers, compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    (4) deposits, in an aggregate amount not to exceed
            $250,000, made in the ordinary course of business to secure liability to insurance carriers;

                    (5) Liens for purchase money obligations; provided
            that: (a) the purchase of the asset subject to any such Lien is permitted under subsection 4.1; (b) the Indebtedness secured by any such Lien is permitted under subsection 3.1 (E); and (c) any such Lien encumbers only the asset so purchased;

                    (6) leases or subleases granted to others not interfering in any material respect with the business of Borrower or any of its Subsidiaries;

                    (7) easements, rights of way, restrictions, and other
            similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                    (8) any interest or title of a lessor or sublessor
            under any lease permitted by subsection 4.1;

                    (9) Liens in favor of Agent, for the benefit, of
            Lenders;

                    (10) any attachment or judgment Lien not constituting
            an Event of Default under subsection 6.1(I); provided Borrower is diligently pursuing its remedies with respect to such Lien and such Lien is removed from record within 60 days after its attachment or judgment has been rendered with respect thereto; and

                    (11) Liens: (i) existing on the date hereof and
            renewals and extensions thereof, which Liens are set forth on
            Schedule 3.2(A) (11) hereto; and (ii) Liens arising out of vendor financing for the deferred purchase price of Inventory; provided that with respect to (i) and (ii) above the sum of the aggregate amount of the obligations secured by such Liens and the Indebtedness permitted to be outstanding under Section 3.1(D) shall not at any time exceed $5,000,000 in the aggregate and provided further that
            (x) an aggregate of 80% of the obligations secured by such Liens is paid within 45 days of the incurrence of the obligations giving rise to such Liens, (y) any extension or renewal of any such Liens only covers the property originally covered by such Liens and (z) no Default or Event of Default has occurred or is continuing.

                (B) No Negative Pledges. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                (C) No Restrictions on Subsidiary Distributions to Borrower. Except as provided herein, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (ii) subject to subordination provisions in favor of Lenders, pay any Indebtedness owed to Borrower or any other Subsidiary; (iii) make loans or advances to

Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to Borrower or any other Subsidiary.

            3.3 Investments: Joint Ventures. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person except:

                (A) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff rights in favor of the issuing bank arising from any banking relationship of Borrower or its Subsidiaries;

                (B) Borrower and its Subsidiaries may make intercompany loans and Investments to the extent permitted under subsection 3.1;

                (C) Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $300,000 in the aggregate at any time outstanding;

                (D) Investments in connection with Acquisitions permitted hereunder;

            3.4 Contingent Obligations. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those:

                (A) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                (B) existing on the Closing Date and described in Schedule 3.4 annexed hereto;

                (C) arising with respect to customary indemnification and hold harmless agreements entered in connection with any Acquisition closed prior to the date hereof or otherwise permitted to be consummated hereunder;

                (D) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $500,000 in aggregate liability;

                (E) incurred with respect to Indebtedness permitted by subsection 3.1;

                (F) arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

                (G) arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Dispositions made pursuant to the terms of this Agreement; and

          (H) not permitted by clauses (A) through (G) above, so long as any such Contingent Obligations, in the aggregate at any time outstanding, do not exceed $400,000.

     3.5 Restricted Junior Payments. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment except Subsidiaries of Global may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit Global to pay the Obligations and to pay expenses incurred in the ordinary course of business.

     3.6  Restriction on Fundamental Changes.

          (A) Borrower will not and will not permit any of its Subsidiaries directly or indirectly to: (i) amend, modify or waive any term or provision of its articles of incorporation or by-laws unless required by law; (ii) enter into any transaction of merger or consolidation except (a) in connection with an Acquisition permitted hereunder and (b) any Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other Subsidiary of Borrower; (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) ; or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets or stock of any other Person other than in connection with an Acquisition or other Investment permitted hereunder.

          (B) Borrower will not, and will not permit any of its Subsidiaries, to issue, sell, assign, pledge, convey, dispose or otherwise encumber any shares of capital stock, in Borrower or any such Subsidiary or the right to receive any dividend or distribution on account thereof or grant any options, warrants, or purchase rights .

     3.7 Disposal of Assets or Subsidiary Stock. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to: convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired except for
(a) bona fide sales of Inventory to customers for fair value in the ordinary course of business, bona fide sales of rental pool equipment for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) other Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $250,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal

Year of Borrower does not exceed $500,000; (ii) consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is in cash or personal property provided such personal property is used in Borrower's business and the Agent obtains a security interest in such property so acquired; (iv) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the cash proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; (v) no Default or Event of Default shall result from such sale or other disposition; and (vi) Borrower has notified Agent of any indemnification or purchase price adjustment obligations to be incurred by Borrower in connection with such Asset Disposition.

     3.8 Transactions With Affiliates. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of any Loan Party, except (a) as set forth on Schedule 3.8 or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on
Schedule 3.8 upon the occurrence and during the continuation of a Default or Event of Default.

     3.9 Management Fees and Compensation. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to pay any management, consulting, placement or similar fees to any Affiliate or to any director, officer or employee of any Loan Party except payments for, or on account of, actual services rendered or except as set forth on Schedule 3.9. Notwithstanding the foregoing, no payments may be made with respect to items set forth on
Schedule 3.9 upon the occurrence and during the continuation of a Default or Event of Default. During the continuation of a Default or Event of Default, payments not so made shall accrue, and may not be paid by Borrower until no Default or Event of Default is outstanding.

     3.10 Conduct of Business. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to engage in any business other than businesses of the type described on Schedule 3.10.

     3.11 Changes Relating to Indebtedness. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to change or amend the terms of any Indebtedness if the effect of such amendment is to: (a) increase the interest rate on such

Indebtedness or change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (b) change or amend any other item (including without limitation change the dates upon which payments or principal or interest are due on such Indebtedness,change any event of default or add any covenant with respect to such Indebtedness or change the prepayment provisions of such Indebtedness) if such change or amendment would increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Subsidiaries, Agent or any of the Lenders.

     3.12 Fiscal Year. Neither Borrower nor any Subsidiary of Borrower will change its Fiscal Year.

     3.13 Press Release: Public Offering Materials. Borrower will not and will not permit any Loan Party to disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without Agent's or such Lender's prior written consent, which shall not be unreasonably withheld, unless such disclosure is required by law or legal process, in which event neither Agent nor any Lender shall have the right to approve or consent to the same provided Borrower delivers, or causes to be delivered, to Agent a copy of the proposed release, prospectus, proxy statement or other materials prior to the issuance, filing or release thereof.

     3.14 Subsidiaries. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary other than in connection with an Acquisition or Investment permitted hereunder; provided, in each instance, at Agent's or Requisite Lenders' request, such Subsidiary becomes a co-borrower hereunder or guaranties the Obligations of Borrower to Agent and Lenders under the Loan Documents and secures such guaranty or its obligations under the Loan Documents by pledging to Agent, for the benefit of Lenders, all of its assets.

     3.15 Bank Accounts. Borrower will not and will not permit any of its Subsidiaries to establish any new bank accounts without prior written notice to Agent and provided such account is subject to a bank agreement in form and substance satisfactory to the Agent.

     3.16 Acquisitions. Except as otherwise provided in Section 3.16(c), the following procedure shall apply with respect to all Acquisitions:

          (A) When Borrower desires to make an Acquisition, Borrower shall deliver, or cause to be delivered, to Agent a due diligence package, including the information set forth on Schedule 3.16. Such information shall be delivered to Agent as soon as it is available and shall be subject to the provisions of subsection 9.12. Borrower shall keep Agent fully informed of its ongoing due diligence and Agent may, at its request, visit the entity to be acquired. Without limiting the Requisite Lenders' ability, in their sole discretion, to accept or reject any request by Borrower that Borrower be permitted to consummate an Acquisition, the Lenders will consider a particular request if with respect to the proposed Acquisition: (i) prior to and after giving effect to the consummation of such Acquisition, no Default or Event of Default exists or would exist, (ii) if the Acquisition is in the form of a stock purchase, the Borrower acquires all of the capital stock of the entity acquired,
(iii) in connection with such Acquisition, any portion of the purchase price to be paid with Indebtedness shall be issued by Borrower in favor of the seller of such stock or assets and shall be on terms and conditions satisfactory to the Lenders and shall be fully subordinate and junior in right of payment to the Obligations, (iv) after giving effect to the consummation of such Acquisition, Borrower's total Indebtedness shall not exceed the applicable Maximum Debt and Borrower shall be in compliance with all of the financial covenants set forth in
Section 4 both on a historical basis and on a pro forma basis, and (v) the business proposed to be acquired shall not have any Contingent Obligation or other contingent liability which could reasonably be expected to have a Material Adverse Effect. In computing Pro Forma Operating Cash Flow with respect to each Acquisition, any add backs attributable to such Acquisition shall be approved by the Agent.

          (B) Within five (5) Business Days after receipt of the complete due diligence package Agent will notify Borrower if it or any Lender reasonably requires any additional information with respect to the proposed Acquisition. No later than the later of (x) ten (10) Business Days after Lender's receipt of the complete due diligence package and (y) ten (10) Business Days after receipt of such additional information as Agent or any Lender shall reasonably request, Agent will notify Borrower, in writing, whether or not the Requisite Lenders approve or disapprove of the proposed Acquisition on the terms set forth in the due diligence package. Any failure on the part of Requisite Lenders either to approve or disapprove, in writing, the proposed Acquisition within said ten (10) Business Day period, as applicable, shall constitute approval by Requisite Lenders of such Acquisition on the terms and conditions set forth in the acquisition summary. If there is any material change to the terms of the proposed Acquisition, including any material change to the purchase agreement relating to such Acquisition, or any adverse change to the entity which is the subject of such proposed Acquisition, Borrower shall notify Agent of the same and the Requisite Lenders' further approval will be required, which approval will be granted or denied within ten (10) Business Days of receipt of written notice of such material change. Any failure on the part of the Requisite Lenders either to approve or disapprove within said ten (10) Business Day period shall constitute Requisite Lenders' approval of such Acquisition.

          (C) Notwithstanding the foregoing, the Borrower need not obtain the approval of the Requisite Lenders with respect to Acquisitions which do not exceed $2,000,000, individually, and $5,000,000 in the aggregate during any fiscal year of the Borrower

("Small Acquisitions"); provided, however, the Borrower has complied with the provisions of Section 3.16(A)(i) through (v) and at least 2 Business Days prior to consummation of any such Acquisition, the Borrower has delivered to the Agent the letter of intent and a summary of acquisition highlights which represent such Acquisition, as well as an Availability Certificate. With respect to all Acquisitions, including Small Acquisitions, without the consent of the Agent, Borrower shall continue its practice of retaining Ernst & Young or another "Big 6" public accounting firm to conduct financial due diligence with respect to all Acquisitions.

     The foregoing provisions are not intended to affect the conditions to Lenders' obligations to fund Additional Term Loans as provided in Section 7 hereof; provided, however, with respect to Small Acquisitions the Borrower shall deliver the materials required by Section 7.2(B) within 30 days following the consummation of such Acquisition.


                                   SECTION 4

                         FINANCIAL COVENANTS/REPORTING

     Borrower covenants and agrees that so long as the Revolving Loan Commitment and the Term Loan Commitment remains in effect and until payment in full of all Obligations unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall comply with and shall cause each of the other Loan Parties to comply with all covenants in this Section 4 applicable to such Person.

     4.1 Capital Expenditure Limits. The aggregate amount of capital expenditures of Borrower and its Subsidiaries during the Fiscal Year ending March 31, 1998 and each Fiscal Year thereafter will not exceed the following amounts:

          (a) with respect to Rental Pool Capital Expenditures, the amount approved annually by the Agent for each Fiscal Year plus an additional amount, if any, approved by the Agent with respect to each company subsequently acquired by the Borrower during such Fiscal Year.

          (b) With respect to General Capital Expenditures, 7% of Pro Forma EBITDA for the twelve (12) month period preceding the date of determination which shall be measured monthly.

     4.2 Leverage Ratio. Borrower shall not permit (i) Indebtedness of Borrower and its Subsidiaries divided by (ii) the sum of Pro Forma EBITDA less General Capital Expenditures for the rolling four quarters ending on the dates set forth below to exceed the ratio set forth opposite each such date.

  Rolling Four Quarters Ending                     Ratio
  ----------------------------                     -----

           09/30/97                             5.0  to  1
           12/31/97                             5.0  to  1
           03/31/98                             5.0  to  1
           06/30/98                             4.8  to  1
           09/30/98                             4.8  to  1
           12/31/98                             4.8  to  1
           03/31/99                             4.8  to  1
           06/30/99                             4.2  to  1
           09/30/99                             4.2  to  1
           12/31/99                             4.2  to  1
           03/31/00                             4.2  to  1
           Thereafter                           3.0  to  1

     4.3 Pro Forma EBITDA. Borrower shall not permit Pro Forma EBITDA for Borrower and its Subsidiaries to be less than the amounts set forth below for the rolling four quarters ending on the dates specified below:

                  Rolling Four
                 Quarters Ending                          Amount
                 ---------------                          ------

                     09/30/97                     $16,747,800.

                     12/31/97 1.5% in excess of the amount required to be maintained in the immediately preceding rolling four quarters measured plus 85% of Acquisition EBITDA for the current rolling four quarters.

                     03/31/98 1.5% in excess of the amount required to be maintained in the immediately preceding rolling four quarters measured plus 85% of Acquisition EBITDA for the current rolling four quarters.

                06/30/98 and each                 2.1875% in excess of the
                quarter thereafter                amount required to
                                                  be maintained in the
                                                  immediately preceding rolling
                                                  four quarters measured plus
                                                  85% of Acquisition EBITDA for
                                                  the current rolling four
                                                  quarters.

     4.4 Fixed Charge Coverage. Borrower shall not permit the ratio of (x) EBITDA less Total Capital Expenditures to (y) Fixed Charges for the rolling four quarters ending on the dates set forth below to be less than the ratio set forth opposite each such date.

           Rolling Four Quarters Ending                    Ratio
           ----------------------------                    -----

                     09/30/97                            1.30  to  1
                     12/31/97                            1.30  to  1
                     03/31/98                            1.30  to  1
                     06/30/98                            1.30  to  1
                     09/30/98                            1.30  to  1
                     12/31/98                            1.30  to  1
                     03/31/99                            1.30  to  1
                     06/30/99                            1.30  to  1
                     09/30/99                            1.30  to  1
                     12/31/99                            1.30  to  1
                     03/31/00                            1.20  to  1
                     Thereafter                          1.05  to  1

     4.5 Interest Expense Coverage Ratio. Borrower will not permit the ratio of EBITDA to Interest Expense of the Borrower and its Subsidiaries for the rolling four quarters ending on the dates set forth below to be less than the ratio set forth opposite each such date.

           Four Rolling Quarters Ending                     Ratio
           ----------------------------                     -----

                     12/31/96                            2.60  to  1
                     03/31/97                            2.60  to  1
                     06/30/97                            2.75  to  1
                     09/30/97                            2.75  to  1
                     12/31/97                            2.75  to  1
                     03/31/98                            2.75  to  1
                     06/30/98                            2.90  to  1
                     09/30/98                            2.90  to  1
                     12/31/98                            2.90  to  1
                     03/31/99                            2.90  to  1
                     06/30/99                            3.20  to  1
                     09/30/99                            3.20  to  1
                     12/31/99                            3.20  to  1
                     03/31/00                            3.20  to  1
                     Thereafter                          4.00  to  1

     4.5A Maintenance of Financial Covenants. Borrower will not consummate any Acquisition, if after giving effect to such Acquisition, the Borrower is not in compliance with the covenants set forth in subsections 4.1 through 4.5 above.

     4.6 Financial Statements and Other Reports. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures). Borrower will deliver to Agent and each Lender each of the financial statements and other reports described below.

          (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month, Borrower will deliver (i) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries, as at the end of such month and the related consolidated and consolidating statements of income, stockholders, equity and cash flow for such month and for the period, from the beginning of the then current fiscal year of Borrower and its Subsidiaries to the end of such month all in reasonable detail and stating the corresponding figures from the consolidated budget of the Borrower and its subsidiaries for such period, (ii) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest in excess of an aggregate amount of $250,000 with respect to such debt issues or loans and (iii) a schedule indicating the amount of Rental Pool Capital Expenditures agreed to by the Agent and the Rental Pool Capital Expenditures incurred to date.

          (B) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year, Borrower will deliver: (i) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders, equity and cash flow for such fiscal year, together with the notes thereto, all in reasonable detail and stating in comparative form (a) the respective audited consolidated and consolidating figures as of the end of and for the previous fiscal year and (b) the corresponding figures from the consolidated budget of the Borrower and its Subsidiaries for such fiscal year, (ii) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest in excess of an aggregate amount of $250,000 with respect to such debt issues or loans, (iii) a report with respect to the financial statements from a firm of Certified Public Accountants selected by Borrower and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement), and
(iv) a management letter regarding internal controls issued by such Certified Public Accountants and addressed to the Borrower, prepared in conjunction with the Borrower's annual audit.

          (C) Borrower Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subsections 4.6(A) and 4.6(B) above, Borrower will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.6 (C)) signed by Borrower's chief executive officer or chief financial officer.

          (D) Accountants' Reliance Letter. Together with each delivery of consolidated financial statements pursuant to subsection 4.6(B), Borrower will deliver a copy of a letter addressed to Borrower's certified public accountants informing such accountants that a primary intent of Borrower was for the professional services such accountants provided to Borrower in preparing their audit report was to benefit or influence Lenders and their successors or assigns, and identifying Lenders as a party that Borrower has indicated intends to rely on such professional services provided to Borrower by such accountants.

          (E) Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

          (F) Availability and Borrowing Base Certificates. As soon as available and in any event at (i) the time any Revolving Loan hereunder is requested; (ii) within thirty (30) Business Days after the end of each month; and (iii) upon the consummation of each Acquisition, Borrower will deliver to Agent an Availability Certificate (in substantially the same form as Exhibit 4.6(F)) as at the last day of such month, or as at the last date for which all applicable data is available in the case of a Acquisition. Borrower shall also deliver to the Agent not later than ten Business Days following the last Business Day of each calendar month, a borrowing base certificate in the form of
Exhibit 4.6(F-l) showing the Borrower's Borrowing Base as of the close of business on the last Business Day of the immediately preceding calendar month.

          (G) Management Report. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subsections 4.6(A) and 4.6(B), Borrower will deliver a management report (i) describing the operations and financial condition of Borrower and its Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered to Agent pursuant to subsection 4.6(I), and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that, to the best of such officers knowledge, such information fairly presents in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

          (H) Appraisals. From time to time, if Agent determines that obtaining appraisals is necessary in order to comply with applicable laws or regulations, Agent will obtain, at Borrower's expense, appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the real estate owned by Borrower or any of its Subsidiaries.

          (I) Projections. As soon as available and in any event no later than the last day of Borrower's Fiscal Year, Borrower will deliver Projections of Borrower and its Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month including a three year business plan relating to such Projections and any quarterly updates or other additional information reasonably requested by Agent. Such Projections shall be updated after the consummation of each Acquisition.

          (J) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by Borrower or any of its Subsidiaries to their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

          (K) Events of Default, etc. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 6.1(B); or (iii) any event or condition that would reasonably be expected to result in any Material Adverse Effect.

          (L) Litigation. Promptly upon any officer of Borrower obtaining knowledge of: (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which in each case, would reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

          (M) Supplemental Schedules; Notice of Organizational Changes. Annually, concurrently with Borrower's delivery of the Projections required by subsection 4.6(I), Borrower shall supplement in writing and deliver to Agent revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Original Closing Date; provided that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed. Borrower shall provide written notice to Agent of: (i) all jurisdictions in which a Loan Party becomes qualified after the Original Closing Date to transact business,
(ii) any material change after the Original Closing Date in the authorized and issued capital stock or other equity interests of any Loan Party or any of their respective Subsidiaries or any other material amendment to their charter, by-laws or other organization documents, and (iii) any Subsidiary created or acquired by any Loan Party after the Original Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

          (N) Casualty Losses. Borrower shall notify Lender promptly upon the occurrence of any property casualty loss with respect to any of its assets or the assets of any of its subsidiaries in excess of $250,000.

          (O) Change in Corporate Management. Global shall notify Lender promptly of any change or expected change in the corporate management of Global or any change in the senior corporate, sales or service management of any of its Subsidiaries.

          (P) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party or any Subsidiary of any Loan Party as from time to time may be reasonably requested by Agent.

     4.7 Accounting Terms: Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 4.6 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No Accounting Changes (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided, that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting

Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower; and (c) changes in carrying value of Borrower's or any of its Subsidiaries assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Original Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Original Closing Date liabilities) shall be treated as expenses in the period the expenditures are made so as to assure a consistent application of all accounting principles implemented by Borrower.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

     In order to induce Agent and Lenders to enter into this Agreement and to make Loans, Borrower represents and warrants to Agent and Lenders that the following statements are true, correct and complete:

     5.1 Disclosure. No representation or warranty of any Loan Party contained in this Agreement, the financial statements referred to in subsection 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or Lenders by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

     5.2 No Material Adverse Effect. Since March 31, 1996 there have been no events or changes in facts or circumstances affecting any Loan Party which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

     5.3 No Default: Governmental Consents.

         (A) The consummation of the Related Transactions does not and will not violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any contract of any Loan Party except if such violations, conflicts, breaches or defaults have been waived on or before the Closing Date and are disclosed on Schedule 5.3.

         (B) The execution, delivery and performance by each Loan Party of each Related Transactions Document to which it is a party, and the consummation of the Related Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and other filings, authorizations, consents and approvals, all of which have been made or obtained.

     5.4 Organization, Powers, Capitalization and Good Standing.

         (A) Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 5.4
(A)) , Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to carry out the Related Transactions.

         (B) Capitalization. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 5.4(B). All issued and outstanding shares of capital stock of each of such Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent, for the benefit of Lenders, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of such Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 5.4(B). As of the Closing Date, no shares of the capital stock of any such Loan Party, other than those described above, are issued and outstanding. As of the Closing Date, except as provided in any agreement executed in connection with the issuance to Lenders of equity securities of any Loan Party, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities of any such entity.

         (C) Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

         (D) Qualification. Each of the Loan Parties is duly qualified and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Loan Party is qualified to do business are set forth on
Schedule 5.4(D).

     5.5 Financial Statements. All financial statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished by Borrower and its Subsidiaries to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) for and do or will present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         (A) The consolidated and consolidating balance sheet at March 31, 1997 and the related statement of income of Borrower and its Subsidiaries, for the fiscal year then ended, certified by Ernst & Young.

         (B) The unaudited consolidated and consolidating balance sheet at September 30, 1997 and the related unaudited statement of income of Borrower and its Subsidiaries for the six (6) months then ended.

     5.6 Intellectual Property. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other) , business or operations of Borrower or its Subsidiaries (collectively called "Intellectual Property") and is registered, filed or issued, where applicable, in the appropriate office and jurisdictions for such registrations, filing or issuances. All patents, trademarks, trade names and copyrights are identified on Schedule 5.6. Except as disclosed in
Schedule 5.6, the use of Intellectual Property by Borrower and its Subsidiaries, does not and has not been alleged by any Person to infringe on the rights of any Person.

     5.7 Investigations Audits, Etc. Except as set forth on Schedule 5.7, neither Borrower, nor any of its Subsidiaries are the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

     5.8 Employee Matters. Except as set forth on Schedule 5.8, as of the Closing Date: (a) no Loan Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party, and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.8, neither Borrower nor any of its Subsidiaries is subject to an employment contract.

     5.9 Solvency. As of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions, Borrower and its
Subsidiaries: (a) own and will own assets the fair saleable value of which, on a going concern basis, are (i) greater than the total amount of liabilities (including contingent liabilities) of Borrower and its Subsidiaries and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower and its Subsidiaries; (b) have capital that is not unreasonably small in relation to their respective businesses as presently conducted or any contemplated or undertaken transaction; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

     5.10 Environmental Compliance.

          (A) Except as set forth on Schedule 5.10 hereto, neither Borrower nor any of its Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (B) Except as set forth on Schedule 5.10 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any of its Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or any of its Subsidiaries or their respective businesses, operations or assets or any properties at which Borrower or any Subsidiary has transported, stored or disposed of any Hazardous Materials.

          (C) Neither Borrower nor any of its Subsidiaries has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (D) Borrower and each of its Subsidiaries has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     5.11 Litigation. There are no material actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; neither the Borrower nor any of its Subsidiaries is subject to any arbitration proceedings or, to the best of the Borrower's knowledge, any material governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit) ; and, to the best of the Borrower's knowledge, there is no basis for any of the foregoing. Neither the Borrower nor any of its Subsidiaries, has received any opinion or memorandum or legal advice from legal counsel to the effect that it or its Subsidiaries is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

     5.12 ERISA. The Borrower's 401(k) Retirement Plan complies in all material respects with all applicable laws, rules, regulations and orders of all governmental authorities.


                                    SECTION 6

                          DEFAULT, RIGHTS AND REMEDIES

     6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

          (A) Payment. (i) Failure of Borrower to pay when due any of the Obligations other than the payment of interest; and (ii) failure of Borrower to pay, within five (5) days after the due date, any interest on any of the Loans;

          (B) Default in Other Agreements. (i) Failure of Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (ii) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, default or breach is to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to their stated maturity;

     (C) Breach of Certain Provisions. Failure of Borrower to perform or comply with any term or condition contained in: (i) the portion of subsection 2.2 relating to Borrower's obligation to maintain insurance; or (ii) subsection 2.3,
Section 3 or Section 4;

     (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made;

     (E) Other Defaults Under Loan Documents. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within fifteen (15) days after receipt by Borrower of notice from Agent of such default (other than occurrences described in other provisions of this subsection
6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default);

     (F) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (ii) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries, for all or a substantial part of the property of Borrower or any such Subsidiary;

     (G) Voluntary Bankruptcy: Appointment of Receiver, Etc. (i) An order for relief is entered with respect to Borrower or any of its Subsidiaries or Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) Holdings, Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (iii) the Board of Directors of Holdings, Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 6.1 (G);

     (H) Governmental Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances);

     (I) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described in subsection 6.1(H)) involving (i) an amount in any individual case in excess of $200,000 or (ii) an amount in the aggregate at any time in excess of $400,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder;

     (J) Material Adverse Effect. A Material Adverse Effect shall have occurred;

     (K) Dissolution. Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of fifteen (15) days;

     (L) Solvency. A Borrower on any of its Subsidiaries ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due;

     (M) Injunction. Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than fifteen (15) days;

     (N) ERISA: Pension Plans. (i) Any Loan Party fails to make full payment when due of all amounts which, under the provisions of any employee pension benefit plan (as defined in Section 3 (2) of ERISA) or any applicable provisions of the Internal Revenue Code as amended from time to time ("IRC"), any Loan Party is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (ii) an accumulated funding deficiency or withdrawal liability in excess of $250,000 occurs or exists, whether or not waived, with respect to any employee pension benefit plan or multi-employer plan; or (iii) any employee pension benefit plan loses its status as a qualified plan under the IRC and such event results in or would reasonably be expected to result in a Material Adverse Effect;

         (O) Environmental Issues. Failure to: (i) obtain or maintain any material operating licenses or permits required by environmental authorities;
(ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (iv) comply with any other material environmental laws;

         (P) Invalidity of Loan Documents. Any of the Loan Documents ceases to be in full force and effect in all material respects due to any action or omission of any Loan Party or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect;

         (Q) Damages, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance described in this clause (Q) could reasonably be expected to have a Material Adverse Effect;

         (R) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew would reasonably be expected to have a Material Adverse Effect;

         (S) Failure of Security. Agent, for the benefit of Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent to take any action within its control;

         (T) Change in Control. (i) GTCR ceases to beneficially own and control, directly or indirectly, at least fifty-one percent (51%) of the issued and outstanding shares of each class of capital stock of Global entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Borrower, or (ii) GTCR IV ceases to beneficially own and control all of the shares of each class of capital stock of Global owned by GTCR IV on the Closing Date.

     6.2 Suspension of Commitment. Upon the occurrence of any Default or Event of Default, Agent or Lenders, without notice or demand, may immediately cease making additional Loans and the Revolving Loan Commitment, Term Loan Commitment shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed by the Requisite Lenders within any applicable grace or cure period, the Revolving Loan Commitment and Term Loan Commitment shall be reinstated. Requisite Lenders, in their sole discretion, may alternatively suspend only a portion of the Revolving Loan Commitment and Term Loan Commitment.

     6.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Term Loans and the Revolving Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Revolving Loan Commitment and Term Loan Commitment shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders, Agent shall, by written notice to Borrower declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the Revolving Loan Commitment and Term Loan Commitment shall thereupon terminate. Any such declaration made by Agent may be rescinded by Agent, in its sole discretion, or upon the demand of the Requisite Lenders.

     6.4 Performance by Agent. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.


                                    SECTION 7

                               CONDITIONS TO LOANS

     The obligations of each Lender to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

     7.1 Conditions to All Loans. The obligations of each Lender to make Loans on any date ("Funding Date") are subject to the conditions precedent set forth below.

         (A) Agent shall have received, in accordance with the provisions of subsection 1.1, a notice requesting an advance of a Revolving Loan or an Additional Term Loan.

         (B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Agent after the Closing Date and approved by Agent.

         (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated that would constitute an Event of Default or a Default.

         (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans.

     7.2 Conditions to Funding Additional Term Loans.

     The obligations of each Lender to make Additional Term Loans on each Funding Date are subject to the further conditions precedent set forth below.

         (A) Use of Proceeds. The proceeds of Additional Term Loans shall be used solely to finance all or a portion of the purchase price of an Acquisition and all transaction costs directly associated with such Acquisition or to acquire rental pool equipment and to the extent such proceeds are used to acquire rental pool equipment Borrower shall deliver to Agent the schedule required pursuant to Section 4.6(A) (iii) herein.

         (B) Due Diligence Package. The Acquisition shall be permitted hereunder and with respect to Acquisitions other than Small Acquisitions, Agent shall have received, in accordance with the provisions of subsection 3.16, the due diligence package. With respect to Small Acquisitions, Borrower shall deliver such due diligence package within 30 days after consummation of such Acquisition.

         (C) Evidence of Perfected First Priority Security Interests of the Lenders in Assets. With respect to the entity to be acquired and prior to the funding of such Loan, Agent shall have received evidence of the proper filing in all required filing offices of duly executed UCC financing statements with respect to such Acquisition in form reasonably satisfactory to Agent and perfecting first priority security interests of Agent, on behalf of the Lenders, in all of the assets of the entity to be acquired.

         (D) Maximum Availability. After giving effect to such Additional Term Loan, the outstanding Loans will not exceed the Maximum Loan Balance.

         (E) Other Documents. The due execution and delivery of the documents set forth on Schedule 7.1 and such other documents as Agent may reasonably request.

                                   SECTION 8

                         ASSIGNMENT AND PARTICIPATION

     Jackson may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in all or any part of its Loans or its Revolving Loan Commitment and/or Term Loan Commitment. The rights and responsibilities as between the Agent and the Lenders are subject to and set forth in the Agent Agreement, a copy of which is attached hereto as
Exhibit 8.

                                   SECTION 9

                                 MISCELLANEOUS

     9.1 Indemnities. Borrower agrees to indemnify, pay, and hold Agent, each Lender and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of being a party to this Agreement; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction. This subsection
9.1 shall survive the termination of this Agreement.

     9.2 Amendments and Waivers. No amendment, modification, or termination, or waiver of any provision of this Agreement or any Loan Documents, shall be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable (or less if permitted by the Agent Agreement or the applicable Lender Addition Agreement) and the applicable Loan Party; provided that, except to the extent permitted by the Agent Agreement or the applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase the Commitment of any Lender; (b) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (c) extend the final scheduled maturity date of the principal amount of the Loans; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (e) release Collateral (except if the sale or disposition of such Collateral is permitted under the Assignment and Participation Agreement or any other Loan Document); (f) amend or waive this subsection 9.2 or the definitions of the terms used in this subsection 9.2 insofar as the definitions affect the substance of this subsection 9.2; or (g) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and provided further than no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by a Loan Party, on such Loan Party.

     9.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by telex, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. CST; (c) if delivered by reputable overnight courier for overnight delivery, one (1) Business Day after delivery to courier properly addressed, or (d) if delivered by U.S. mail, four
(4) Business Days after deposit with postage prepaid and properly addressed.

     Notices shall be addressed as follows:

     If to Borrower:     GLOBAL IMAGING SYSTEMS INC.
                         13902 North Dale Mabry Highway
                         Suite 300
                         Tampa, Florida 33618
                         ATTN:   Ray Schilling
                         Telephone:  (813) 960-5508
                         Telecopy:   (813) 264-7877

     With copies to:     HOGAN & HARTSON, L.L.P.
                         555 13th Street, N.W.
                         Washington, D.C. 20004-1109
                         ATTN:  J. Hovey Kemp, Esq.
                         Telephone:  (202) 637-5623
                         Telecopy:   (202) 637-5910

     If to Agent
     or Jackson:         PPM AMERICA, INC.
                         225 West Wacker Drive, Suite 1200
                         Chicago, Illinois 60606
                         ATTN:  Private Placements
                         Telephone:  (312) 634-2500
                         Telecopy:   (312) 634-0054

     With a copy to:     ANDERSON KILL & OLICK, P.C.
                         1251 Avenue of the Americas
                         New York, New York 10020
                         ATTN:  J. Andrew Rahl, Jr., Esq.
                         Telephone:  (212) 278-1469
                         Telecopy:   (212) 278-1733

     9.4 Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of Agent or any Lender to exercise, or any partial exercise of, any power, right, or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

     9.5 Marshalling, Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshall any assets in payment of any or all of the Obligations. To the extent that the Borrower makes a payment(s) or Agent and/or any Lender enforce their Liens or exercise its right of set-off, and such payment(s) or the proceeds of such enforcement or set off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

     9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

     9.7 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

     9.8 Applicable Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     9.9 Successors and Assigns. Subject to the provisions of Section 8, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder.

     9.10 No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent, any Lender to Borrower.

     9.11 Construction. Agent, each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Agent, each Lender and Borrower.

     9.12 Confidentiality. Each Lender agrees to exercise its best efforts to keep any non public information delivered pursuant to the Loan Documents, confidential from Persons other than those employed by or engaged by such Lender in evaluating, approving, structuring or administering the Loans and those employed by or engaged by such Lender's assignees or participants, or potential assignees or participants.

     9.13 Consent to Jurisdiction and Service of Process.

          (A) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST AGENT OR ANY LENDER OR ANY AFFILIATE INVOLVING DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

          (B) BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY

BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 9.3 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     9.14 Waiver of Jury Trial. BORROWER AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER, AGENT AND EACH LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     9.15 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 1.3 and
9.1 shall survive the payment of the Loans and the termination of this Agreement.

     9.16 Entire Agreement. This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

     9.17 Counterparts. This Agreement may be executed in several counterparts, all of which shall be deemed to be an original but all of which counterparts collectively shall constitute one agreement.

                                  SECTION 10

                                  DEFINITIONS

     10.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

          "1996 Loan Agreement" shall have the meaning set forth in the Recitals hereto.

          "Accounts" mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

          "Acquisition" means the direct or indirect purchase or other acquisition, with the prior written consent of the Requisite Lenders, whether by asset acquisition, stock acquisition, merger or otherwise, of a distinct business to be operated by Borrower or any of its Subsidiaries.

          "Acquisition EBITDA" means EBITDA attributable to each Acquisition during the one (1) year period preceding the date of determination for the number of months immediately preceding the consummation of the applicable Acquisition for which acceptable financial statements of Borrower have been delivered to Agent pursuant to Subsection 4.6(a), plus Allowable Adjustments and, for purposes of Section 4.3, plus EBITDA attributable to each Acquisition for the period from the consummation of the applicable Acquisition through the date of determination; provided, however, such amounts have not been included in EBITDA.

          "Additional Term Loans" shall have the meaning set forth in subsection 1.1(C)(2).

          "Affiliate" means any Person (other than Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" means PPM America, Inc. in its capacity as Agent for the Lenders under this Agreement and any successor in such capacity appointed pursuant to the Agent Agreement.

          "Agent Agreement" shall have the meaning set forth in Section 8.

          "Agreement" means this Credit Agreement (including all schedules, exhibits, annexes and appendices hereto).

          "Allowable Adjustments" means with respect to any business acquired by Borrower, the estimated monthly amount of cost savings (net of the estimated monthly amount of cost increases) attributable to operational efficiencies expected to be created by Borrower with respect to such business for the twelve
(12) month period following the consummation of such business acquired, as calculated by Borrower and acceptable to Agent in its discretion, for the number of months which have not elapsed during the 12 month period (i) commencing on the last day of the month preceding the consummation of the Acquisition for which financial statements were available and (ii) ending on the first anniversary of the date determined pursuant to clause (i).

          "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the stock, of any of Borrower's Subsidiaries or (b) any or all of the assets of Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

          "Assignment and Participation Agreement" shall have the meaning set forth in Section 8.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

          "Base Rate" means a variable rate of interest equal to the average published variable rate of interest per annum which is announced from time to time by Bankers Trust Company or The Chase Manhattan Bank, N.A. as the "prime rate," "reference rate," "base rate," or other similar rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by any Lender.

          "Blocked Accounts" shall have the meaning set forth in subsection 1.9.

          "Borrower" shall mean and include each of Global and its Subsidiaries who are signatories hereto. All representations contained herein shall be deemed individually made by each "Borrower" and each of the covenants, agreements, and obligations set forth herein shall be deemed to be the joint and separate covenants, agreements, and obligations of the Borrowers. For purposes of subsection 6.1 of this Agreement, references to the "Borrower" shall be deemed to mean and include each of Global and its Subsidiaries who are signatories hereto or all of them. Any notice, request, consent, report or other information or agreement delivered to Agent or any Lender by any Borrower shall be deemed to be ratified by, consented to, and also delivered by the other Borrowers. Each of the Borrowers recognize and agree that each covenant and agreement of "Borrower" or "Borrowers" in this Agreement and in the other Loan Documents shall create a joint and several obligation of such entities, which may be enforced against such entities jointly, or against each entity separately. Without limiting the terms of this Agreement, and the other Loan Documents, the security interests granted under the Loan Documents in properties, assets, and collateral of "Borrower" shall include and extend to the properties, interests, assets, and collateral of such entities, and any of them. Similarly, the term "Obligations" shall include, without limitation, all obligations, liabilities, and indebtedness of such entities, or any of them, to Agent and Lenders, whether such obligations, liabilities, and indebtedness shall be joint, several, joint and several, or individual.

          "Borrowing Base" shall have the meaning set forth in subsection
1.1(A).

          "Borrowing Base Certificate" shall have the meaning set forth in subsection 4.6(F) .

          "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois, or is a day on which banking institutions located in any such state are closed; and (b) with respect to all notices, determinations, fundings and payments in connection with Loans bearing interest at the LIBOR Rate, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

          "Cash Equivalent" means: (i) marketable direct obligations issued directly or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-l from Standard & Poor's Corporation or at least P-l from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; and (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

          "Closing Date" means November 14, 1997.

          "Co-Agent" means PPM Finance, Inc. in its capacity as Co-Agent for the Lenders.

          "Collateral" means, collectively: (a) all capital stock, and other property pledged pursuant to the Security Documents; (b) all "Collateral" as defined in the Security Documents; (c) all real property mortgaged pursuant to the Security Documents; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

          "Commitment" or "Commitments" means the commitment or commitments of a Lender or Lenders to make the Loans described in subsection 1.1.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, including, keep wells endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

          "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "EBITDA" means, for any period, net income (or loss) of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest unless received by Borrower or its Subsidiary in a cash distribution; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrower or is merged into or consolidated with Borrower or that Person's assets are acquired by Borrower or any of its Subsidiaries, plus (i) any provision for (or less any benefit from) income and franchise taxes included in the determination of net income; (ii) interest expense deducted in the determination of net income including interest rate protection amortization to the extent not included in (iii) herein; (iii) amortization and depreciation deducted in determining net income; (iv) expenses of the Related Transactions included in the determination of net income provided that such expenses were included in the Pro Forma, or disclosed in the notes thereto; (v) non-cash extraordinary losses (as defined under GAAP) net of related tax effects; less
(a) expenditures pursuant to the last sentence of subsection 4.7 applicable to, but not included in, the Pro Forma; including expenditures during the period made in connection with the Related Transactions and payment of liabilities existing on the Closing Date, (b) gains from Asset Dispositions (other than Asset Dispositions which do not exceed in the aggregate $100,000) or gains from other non-cash items in excess of $100,000 in the aggregate included in the determination of net income, and (c) extraordinary gains, as defined under GAAP, net of related tax effects; plus any management fees paid to GTCR deducted in determining EBITDA. All amounts taken into consideration hereunder shall be without duplication including, but not limited to, the Related Transaction expenses.

          "Eligible Accounts" means Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

              (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice or shipping date for them less any reserves established by Borrower, not otherwise established hereunder;

              (c) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

              (d) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Agent's option, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent, sufficient to cover such Account, in form and substance satisfactory to Agent and, if required by Agent, the original of such letter of credit has been delivered to Agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Agent, or (ii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

              (e) such Accounts do not consist of progress billings, bill and hold invoices or retain invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

              (f) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts;

              (g) there are no facts, events or occurrences which would impair the validity, enforceability or collectibility of such Accounts or reduce the amount payable or delay payment thereunder;

              (h) such Accounts are subject to the first priority, valid and perfected security interest of Lenders and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

              (i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

              (j) (i) the account debtors with respect to such Accounts are not any foreign government; or (ii) Accounts in excess of $250,000 of an account debtor and in the aggregate of $500,000 of all account debtors that are the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless with respect to such Accounts (in excess of such levels) the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

              (k) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

              (1) such Accounts of a single account debtor or its affiliates do not constitute more than seven and one-half (7.5%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

              (m) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Agent from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and

              (n) such Accounts are owed by account debtors deemed creditworthy at all times by Agent, as determined by Agent.

          "Eligible Inventory" means Inventory, valued at the lower of cost (determined on a first-in, first-out or average basis) or market value, consisting of photocopiers, facsimile equipment, automated office equipment, office furniture and related parts and supplies held for resale in the ordinary course of the business of Borrower and net of inventory reserves established for slow moving, obsolete inventory. Eligible Inventory shall not include (i) packaging and shipping materials; (ii) supplies used or consumed in Borrower's business; (iii) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Agent acknowledging Lenders' first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Agent access to, and the right to remain on, the premises so as to exercise Agent's rights and remedies and otherwise deal with the Collateral; (iv) Inventory subject to a security interest or lien in favor of any person other than Lender; (v) bill and hold goods; (vi) unserviceable, obsolete or slow moving Inventory in excess of corresponding reserves previously established; (vii) Inventory which is not subject to the first priority, valid and perfected security interest of Lenders;
(viii) returned, damaged and/or defective Inventory; and (ix) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

          "Environmental Laws" means all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

          "Equity Purchase Agreement" means that certain Equity Purchase Agreement dated as of June 9, 1994 by and among Global, GTCR IV and certain other parties thereto, as amended by Amendment No. 1 dated as of the date hereof.

          "Excess Cash Flow" means, for any Fiscal Year, without duplication, EBITDA for such Fiscal Year, minus the sum of (a) Total Capital Expenditures made during such Fiscal Year in accordance with Section 4.1 (to the extent made in cash and not financed by Indebtedness other than the Revolving Loans), (b) payments of the principal amount of any Indebtedness (other than Indebtedness represented by the Revolving Loans) actually paid during such Fiscal Year, (c) the purchase price paid by the Borrower with respect to Acquisitions and all costs directly associated with such Acquisitions to the extent such purchase price and costs are not financed by an Additional Term Loan or a Revolving Loan,
(d) Interest Expense, to the extent actually paid in cash during such Fiscal Year, and (e) taxes based on or measured by net income, required to be paid during such Fiscal Year, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Expiry Date" means the earlier of (a) the suspension (subject to reinstatement) of the Revolving Loan Commitment and/or Term Loan Commitment pursuant to subsection 6.2, (b) the acceleration of the Obligations pursuant to subsection 6.3 or (c) the Scheduled Maturity Date.

          "Fiscal Year" means each year ending March 31.

          "Fixed Charges" means for any period, without duplication, Interest Expense for such period, plus (i) scheduled payments of principal of all Indebtedness of the Borrower and its

Subsidiaries during such period (to the extent required to be made during such period after giving effect to the application of any prepayments of principal prior to such measurement period, pursuant to the applicable governing instruments), (ii) without duplication, Restricted Junior Payments made in cash in compliance with subsection 3.5, and (iii) income and franchise taxes due and payable for such period of the Borrower and its Subsidiaries.

          "Funding Date" shall have the meaning set forth in subsection 7.1.

          "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

          "General Capital Expenditures" means the expenditures of any Person which should be capitalized on the balance sheet of such Person in accordance with GAAP and which are made in connection with the purchase, construction or improvement of items properly classified on such balance sheet as property, plant, equipment or other fixed assets or intangibles including Maintenance Capital Expenditures but excluding Rental Pool Capital Expenditures.

          "Global" means Global Imaging Systems Inc. a Delaware corporation.

          "GTCR" means Golder, Thoma, Cressey, Rauner, Inc.

          "GTCR IV" means Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership.

          "Hazardous Materials" means any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons) , flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

          "Indebtedness", as applied to any Person, means: (a) all indebtedness for borrowed money including all fees, costs and expenses relating to such indebtedness; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (e) the maximum amount of any obligation of Borrower (including without limitation, obligations owed under non-compete agreements, promissory notes, earn-outs, consulting agreements or other similar agreements) to the sellers of businesses heretofore acquired by Borrower or acquired by Borrower pursuant to the terms of this Agreement to the extent such amount is reflected on the balance sheet of Borrower in accordance with GAAP; and (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; and (g) the items set forth on Schedule 3.1. Notwithstanding anything herein to the contrary, Indebtedness shall not include trade payables arising out of vendor financing for the deferred purchase price of Inventory provided such payables are paid (or by their terms payable) within 60 days of the invoice date, provided, however, no Default or Event of Default has occurred or is continuing.

          "Indemnitees" shall have the meaning set forth in subsection 9.1.

          "Initial Term Loan" shall have the meaning set forth in subsection 1.1(C) (1).

          "Intellectual Property" shall have the meaning set forth in subsection 5.6.

          "Interest Expense" means, for any period, total interest expense paid or accrued with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, that portion of any capitalized lease obligations attributable to interest expense in accordance with GAAP, interest rate protection amortization, debt issuance costs and capitalized interest paid during such period, interest on the Loans (including the Unused Line Fee), all commissions, discounts and other fees and charges owed with respect to letters of credit, all as determined for the Borrower and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

          "Interest Period" means the period commencing on and including the last Business Day of a calendar month and ending on but excluding the last Business Day of the next calendar month. In no event shall an Interest Period extend beyond the Expiry Date.

          "Inventory" means all of Borrower's now owned and hereafter existing photocopiers, facsimile equipment, automated office equipment, office furniture and related parts and supplies held for resale or lease, or to be furnished under contracts of service, and all other inventory of whatsoever kind or nature, wherever located.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of the assets or any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of Borrower) or (ii) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person (other than a Subsidiary of Borrower), including all keepwells, indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto less the return of capital with respect thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Jackson" means Jackson National Life Insurance Company.

          "Lender" or "Lenders" means Jackson National Life Insurance Company together with its successors and assigns.

          "Lender Addition Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents.

     "LIBOR Rate" means, for each Interest Period, or any portion thereof, the offered rate per annum for deposits of U.S. Dollars for a period equal to the Interest Period that appears on Telerate Page 3750 as of 11:00 A.M. G.M.T. two Business Days prior to the commencement of such Interest Period (and with respect to the initial Interest Period, two Business Days prior to the Closing
Date). If no such offered rate exists, the rate in respect of such Interest Period will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits of U.S. Dollars in immediately available and freely transferable funds are offered at for a one-month period 11:00 A.M. G.M.T. two Business Days prior to the commencement of such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for a period equal to such Interest Period and for an amount equal or comparable to the principal amount of the Term Loan or the Revolving Loan to be made in connection therewith (as the case may be).

          "LIBOR Rate Loans" means Loans bearing interest at rates determined by reference to the LIBOR Rate.

          "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loan" or "Loans" means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment.

          "Loan Availability" means "Pro Forma Operating Cash Flow" on the date of determination, multiplied by the applicable Maximum Debt for such period.

          "Loan Documents" means this Agreement, the Notes, the Security Documents, the Agent Agreement and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

          "Loan Party" means, collectively, Borrower, Borrower's Subsidiaries and any other Person (other than Agent or any Lender) which is or becomes a party to any Loan Document.

          "Maintenance Capital Expenditures" means the expenditures of any Person which should be capitalized on the balance sheet of such Person in accordance with GAAP and which are made in connection with replacing or repairing existing equipment other than such Person's rental pool of equipment.

          "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party taken as a whole or (b) the impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

          "Maximum Debt" means Pro Forma Operating Cash Flow of Borrower and its Subsidiaries for the periods set forth below multiplied by the debt multiple set forth opposite each such period.


                 Rolling 12 Month
                   Period Ended                      Debt Multiple
                 ----------------                    -------------
                  July 31, 1997                          4.50
                  July 31, 1998                          4.50

                  July 31, 1999                              4.17
                  July 31, 2000                              3.84
                  July 31, 2001                              3.51
                  July 31, 2002                              3.18
                  July 31, 2003                              2.85
                  July 31, 2004                               -0-

          "Maximum Loan Balance" means, as of any date, an amount equal to the lesser of: (i) the Maximum Loan Commitment and (ii) Loan Availability less all outstanding Term Loans and Revolving Loans.

          "Maximum Loan Commitment" means $120,000,000 less all Scheduled Installments paid by Borrower which may not be reborrowed pursuant to the terms of this Agreement.

          "Maximum Revolving Loan Balance" means the lesser of: (i) the Borrowing Base and (ii) $6,000,000.

          "Note" or "Notes" means one or more of the amended and restated notes of Borrower substantially in the form of Exhibits l.l(D-l) or l.l(D-2), or any combination thereof.

          "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or any Lender under the Loan Documents including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower or its Subsidiaries.

          "Original Closing Date" means August 14, 1996.

          "Payment Account" shall have the meaning set forth in subsection 1.9.

          "Permitted Encumbrances" shall have the meaning set forth in subsection 3.2(A).

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

          "Prepayment Fee" shall have the meaning set forth in subsection 1.7.

          "Pro Forma" means the unaudited consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Schedule 10.1(A).

          "Pro Forma EBITDA" means EBITDA for the twelve (12) month period ending on the date of determination, plus Acquisition EBITDA.

          "Pro Forma Operating Cash Flow" means Pro Forma EBITDA for the twelve
(12) month period preceding the date of determination minus "Maintenance Capital Expenditures" which for purposes of this calculation shall be equal to 4% of Pro Forma EBITDA for the twelve (12) month period preceding the date of determination, plus management fees paid to GTCR during the twelve (12) month period preceding the date of determination, if any, to the extent not already deducted in determining EBITDA.

          "Projections" means Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division by division and Subsidiary by Subsidiary basis on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. The Projections represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

          "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender (including the making or repayment of Loans pursuant to that Commitment), the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Maximum Loan Commitment of a Lender by (ii) the Maximum Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to Section 8.

          "Related Transactions" means the execution and delivery of the Related Transactions Documents, the funding of all Loans on the Closing Date, the repayment of any Indebtedness identified on Schedule 10.1(B) which is to be paid in full on the Closing Date, and the payment of all fees, costs and expenses associated with all of the foregoing.

          "Related Transactions Documents" means the Loan Documents, the Stock Purchase Agreement and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

          "Rental Pool Capital Expenditures" means the expenditures of any Person which shall be capitalized on the balance sheet of such Person in accordance with GAAP and which are made in connection with the acquisition, replacement or repair of any equipment that will be revenue producing and rented to existing or new customers; provided, however, at least 85% of such equipment is subject to an existing lease or rental agreement and all new equipment to be purchased is purchased as a result of a new lease or rental agreement entered into by Borrower and a new or existing customer.

          "Requisite Lenders" means Lenders having (a) 51% or more of the Maximum Loan Commitments or, (b) if the Maximum Loan Commitments have been terminated, 51% or more of the sum of the Revolving Loan Commitments and the aggregate outstanding principal amount of the Term Loans, if any, or (c) if all Commitments have been terminated, 51% or more of the aggregate outstanding principal amount of the Revolving Loans and Term Loans,

          "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding except a dividend payable solely in shares of a class of stock to holders of that class;
(ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock, of Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock, of Borrower or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment or pre-payment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund on similar payment with respect to any Indebtedness the payment of which is subordinated to the Obligations.

          "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Loans as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans not to exceed $6,000,000.

          "Revolving Loans" means all advances made by Lenders pursuant to subsection 1.1(A) herein and subsection 1.1(A) of the 1996 Loan Agreement and any amounts added to the aggregate principal balance of the Revolving Loans pursuant to this Agreement .

          "Scheduled Installments" shall have the meaning set forth in subsection 1.1(C) (5).

          "Scheduled Maturity Date" means August 14, 2004.

          "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Loan Party to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

          "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of August 14, 1996, between the Borrower and Jackson, as such agreement may hereafter from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.

          "Stockholders' Agreement" means the Stockholders Agreement, dated as of August 14, 1996, among Borrower and its stockholders, as such agreement may hereafter from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees (or power to direct or cause the direction of the management and policies) thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Term Loans" means all advances made by Lenders pursuant to subsections 1.1(C) and (2) and shall include the Initial Term Loans and all Additional Term Loans.

          "Term Loan Balance" means, as of any date, the aggregate outstanding principal amount of the Term Loans.

          "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Term Loans as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans.

          "Total Capital Expenditures" means General Capital Expenditures and Rental Pool Capital Expenditures.

     10.2 Other Definitional Provisions. References to "Section", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "whereof", "wherein", "whereto", "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including" "include" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                       GLOBAL IMAGING SYSTEMS INC.
                                       GLOBAL IMAGING OPERATIONS, INC.
                                       GLOBAL IMAGING FINANCE COMPANY


                                       By: /s/ Thomas S. Johnson
                                          ----------------------------
                                           Thomas S. Johnson
                                           President

                                       COPY SERVICE AND SUPPLY, INC.
                                       OFFICE FURNITURE CONCEPTS, INC.
                                       FELCO OFFICE SYSTEMS, INC.
                                       BERNEY, INC.
                                       CONWAY OFFICE PRODUCTS, INC.
                                       AMERICAN PHOTOCOPY EQUIPMENT COMPANY
                                         OF PITTSBURGH
                                       SOUTHERN COPY SYSTEMS, INC.
                                       BUSINESS EQUIPMENT UNLIMITED
                                       CAMERON OFFICE PRODUCTS, INC.
                                       SOUTHERN BUSINESS COMMUNICATIONS, INC.
                                       ELECTRONIC SYSTEMS, INC.
                                       EASTERN COPY PRODUCTS, INC.
                                       QUALITY BUSINESS SYSTEMS, INC.
                                       DUPLICATING SPECIALTIES, INC.



                                       By: /s/ Thomas S. Johnson
                                          ----------------------------
                                           Thomas S. Johnson
                                           Chairman



                                       CSS LEASING, LLC


                                       By: /s/ Thomas S. Johnson
                                          ----------------------------
                                           Thomas S. Johnson
                                           Manager and President

COMMITMENTS:                                   JACKSON NATIONAL LIFE INSURANCE
                                                COMPANY, as Lender
Revolving Loan
Commitment:             $  6,000,000           By: PPM America, Inc.,
                                                   Attorney-in-Fact
Term Loan
Commitment:             $114,000,000           By: /s/ Benjamin James
                        ------------              --------------------------
Total                                              Title: Managing Director
Commitment:             $120,000,000

                                               PPM AMERICA, INC., as Agent


                                               By: /s/ Benjamin James
                                                  --------------------------
                                                   Title: Managing Director

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                       CREDIT AGREEMENT AND LOAN DOCUMENTS
                       -----------------------------------

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND LOAN DOCUMENTS (this "Amendment") is made and entered into as of December 23, 1997, by and among GLOBAL IMAGING SYSTEMS INC., a Delaware corporation ("Global"), GLOBAL IMAGING OPERATIONS, INC., a Delaware corporation ("Operations"), GLOBAL IMAGING FINANCE COMPANY, a Delaware corporation ("Finance"), COPY SERVICE & SUPPLY, INC., a North Carolina corporation ("Copy Service"), OFFICE FURNITURE CONCEPTS, INC., a North Carolina corporation ("Office Concepts"), CSS LEASING, LLC, a North Carolina limited liability company ("CSS Leasing"), FELCO OFFICE SYSTEMS, INC., a Texas corporation ("Felco"), BERNEY, INC., an Alabama corporation ("Berney"), CONWAY OFFICE PRODUCTS, INC. a New Hampshire corporation ("Conway"), AMERICAN PHOTOCOPY EQUIPMENT COMPANY OF PITTSBURGH, a Delaware corporation ("AMCOM"), SOUTHERN COPY SYSTEMS, INC., an Alabama corporation ("Southern Copy"), BUSINESS EQUIPMENT UNLIMITED, a Maine corporation ("Business Equipment"), CAMERON OFFICE PRODUCTS, INC., a Massachusetts corporation ("Cameron"), SOUTHERN BUSINESS COMMUNICATIONS, INC., a Georgia corporation ("Southern Business"), ELECTRONIC SYSTEMS, INC., a Virginia corporation ("Electronic Systems"), EASTERN COPY PRODUCTS, INC., a New York corporation ("Eastern Copy"), QUALITY BUSINESS SYSTEMS, INC., a Washington corporation ("Quality Business"), DUPLICATING SPECIALTIES, INC., an Oregon corporation ("Duplicating Specialties"), ELECTRONIC SYSTEMS OF RICHMOND, INC., a Virginia corporation ("ESR") (Global, Operations, Finance, Copy Service, Office Concepts, CSS Leasing, Felco, Berney, Conway, AMCOM, Southern Copy, Business Equipment, Cameron, Southern Business, Electronic Systems, Eastern Copy, Quality Business and Duplicating Specialties are each individually and collectively referred to herein as "Original Borrower"; Original Borrower and ESR are herein individually and collectively referred to herein as "Borrower"), JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan insurance corporation, ("Jackson" or "Lender" and collectively with all other Lenders, if any, the "Lenders") and PPM AMERICA, INC., a Delaware corporation, as Agent for the Lenders (the "Agent").

                             PRELIMINARY STATEMENTS
                             ----------------------

     A. Original Borrower, Lenders and Agent are parties to that certain Credit Agreement, dated as of August 14, 1996 and as amended and restated as of November 14, 1997 (the "Credit Agreement").

     B. Electronic Systems wishes to acquire all of the issued and outstanding capital stock of ESR (the "ESR Acquisition") pursuant to the terms and conditions of that certain Stock Purchase Agreement dated as of December 23, 1997 (the "ESR

Purchase Agreement") by and among Global, Electronic Systems, ESR and certain shareholders of ESR (the "Sellers").

     C. Pursuant to the terms of the Credit Agreement, the Requisite Lenders' approval is required to consummate the ESR Acquisition.

     D. In order to finance the ESR Acquisition, Borrower has requested that the Lenders make an Additional Term Loan (as defined in the Credit Agreement) to the Borrower in accordance with the terms of the Credit Agreement in the principal amount of approximately $8,460,000 and a Revolving Loan in the aggregate principal amount of $540,000 (the "ESR Revolving Loan").

     E. Each of the Borrowers, including ESR, acknowledges that as a direct or indirect wholly-owned subsidiary of Global, it will receive substantial direct and indirect benefits by reason of the making of the Additional Term Loan and the ESR Revolving Loan provided for hereunder.

     F. Original Borrower, ESR, Agent and Lenders desire to amend the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) as hereinafter set forth in order to, among other things, include ESR as a borrower thereunder.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   AGREEMENT
                                   ---------

                                  ARTICLE I.

                                  Definitions
                                  -----------

     1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II.

                         Amendments to Credit Agreement
                         ------------------------------

     2.01 Amendments Generally and References to Borrower. The Credit Agreement
          -----------------------------------------------
is hereby amended to include ESR as a Borrower thereunder and all references in the Credit Agreement to Borrower or Borrowers shall include, individually and collectively, ESR, including the definition of "Borrower" in Section 10 of the Credit Agreement with the same force and effect as if ESR had executed the Credit Agreement.

     2.02  Amendments to Section 10 - Definitions. Section 10 of the Credit
           --------------------------------------
Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

     "First Amendment Agreement" shall mean that certain First Amendment to
      -------------------------
     Amended and Restated Credit Agreement and Loan Documents, dated December 23, 1997, by and among Agent, Lender and Borrower.

     "ESR" shall mean Electronic Systems of Richmond, Inc., a Virginia
      ---
     corporation.

                                  ARTICLE III.

                               Amendments to Notes
                               -------------------

     3.01  Amendment to Revolving Note. Effective as of the date hereof, the
           ---------------------------
Amended and Restated Revolving Note dated August 14, 1996, as amended and restated as of November 14, 1997, in the principal amount of $6,000,000 executed by the Original Borrowers in favor of Jackson is hereby amended to include ESR as an obligor thereunder with the same force and effect as if ESR had executed such Note.

     3.02  Amendment to Term Note. Effective as of the date hereof, the Term
           ----------------------
Note dated August 14, 1996, as amended and restated as of November 14, 1997, in the principal amount of $114,000,000 executed by the Original Borrowers in favor of Jackson is hereby amended to include ESR as an obligor thereunder with the same force and effect as if ESR had executed such Note.

                                   ARTICLE IV.

                         Representations and Warranties
                          Relating to the Acquisitions
                          ----------------------------

     4.01  Borrower hereby represents and warrants to Agent and Lenders that:

       (a) The ESR Purchase Agreement and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein.

       (b) After giving effect to the terms of the ESR Purchase Agreement, Electronic Systems acquired and has good and marketable title to all of the issued and outstanding capital stock of ESR, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent.

       (c) All actions and proceedings required by the ESR Purchase Agreement, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

       (d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of any of the transactions described in the ESR Purchase Agreement and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify any of the transactions described in the ESR Purchase Agreement.

       (e) As of and from and after the date of this Amendment and after giving effect to the consummation of the ESR Acquisition, Borrower and its Subsidiaries: (a) own and will own assets the fair saleable value of which, on a going concern basis, are (i) greater than the total amount of liabilities (including contingent liabilities) of Borrower and its Subsidiaries and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower and its Subsidiaries; (b) have capital that is not unreasonably small in relation to their respective businesses as presently conducted or any contemplated or undertaken transaction; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

       (f) Attached hereto as Exhibit A is a capitalization schedule setting forth the ownership of Global's capital stock on a fully diluted basis, after giving effect to the consummation of the ESR Acquisition.

                                   ARTICLE V.

                  Approval of the Acquisitions, Additional Term
                  ---------------------------------------------
                            Loan and Revolving Loan
                            -----------------------

       5.01 Pursuant to Section 3.16 of the Credit Agreement, the Requisite Lenders have approved the ESR Acquisition. Subject to the terms and conditions set forth herein and in the Credit Agreement, in order to finance the ESR Acquisition, the Lenders agree to make an Additional Term Loan in the principal amount of approximately $8,460,000.

     5.02 The Borrowers shall repay to the Lenders, within ten days from the date hereof, the ESR Revolving Loan.

                                   ARTICLE VI.

                                   Conditions
                                   ----------

     6.01   Conditions to Effectiveness. The effectiveness of this Agreement is
            ---------------------------
subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

     (a)    Agent shall have received, in form and substance satisfactory to
Agent:

            (i)    this Amendment, duly executed by each Borrower;

            (ii)   the ESR Security Agreement, in the form of Exhibit B attached
                                                              ---------
                   hereto, duly executed by ESR;

            (iii)  a Pledge Agreement in the form of Exhibit C hereto duly
                                                     ---------
                   executed by Electronic Systems accompanied by stock certificate(s) evidencing the capital stock of ESR purchased pursuant to the ESR Purchase Agreement with duly executed stock power(s) and an Irrevocable Proxy;

            (iv) a Collateral Assignment of Rights under Agreement duly executed by ESR and Global, the Sellers and the Escrow Agent in the form of Exhibit D hereto;
                                  ---------

            (v) a Collateral Assignment of Patents, Trademarks and Copyrights (Security Agreement) in the form of Exhibit E hereto duly
                                                       ---------
                   executed by ESR;

            (vi) an Intercreditor Agreement in form and substance satisfactory to Agent duly executed by Deutsche Financial Services Corporation and acknowledged by ESR;

            (vii) duly executed copies of the ESR Purchase Agreement and all schedules and exhibits thereto;

            (viii) a closing certificate signed by a senior officer of Borrower, dated as of the date of this Amendment, stating that (A) the representations and warranties set forth in the Credit Agreement are true and correct as of such date, (B) Borrower is on such date in compliance with all the terms and provisions set forth in the Credit Agreement, as amended by this Amendment, and (C) on such date no Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, has occurred or is continuing;

            (ix) a company general certificate certified by the Secretary of each of the Borrowers (A) that its Board of Directors has adopted and ratified resolutions which authorize the execution, delivery and performance by it of all Loan Documents to which it is or is to be a party, and (B) the names of the officers authorized to sign this Amendment and each of the other Loan Documents to which it is or is to be a party, together with specimen signatures of such officers;

            (x)    UCC-1 financing statements duly executed by ESR;

            (xi) an Availability Certificate dated as of the date hereof indicating sufficient Loan Availability for Lenders to make the Additional Term Loan and the ESR Revolving Loan; and

            (xii) an opinion of counsel to the Borrower, in form and substance satisfactory to Lender, with respect to the Purchase Agreement, this First Amendment Agreement and the security interests and liens of Agent with respect to the Collateral and such other matters as Lender may request.

            (xiii) evidence of insurance by ESR and endorsements thereto naming
                   Agent as loss payee and additional insured.

            (xiv) a financial condition certificate dated as of the date hereof in the form of Exhibit G attached hereto.
                                  ---------

            (xv) an Assignment of Deposit Accounts and Bank Agency Agreement in the form of Exhibit H hereto with respect to all bank
                                  ---------
                   accounts established by or on behalf of ESR.

            (xvi) such additional documents, instruments and information as Agent or its legal counsel may request.

     (b) The representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents, shall be true and correct as of the date hereof, as if made on the date hereof.

     (c) No Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall have occurred and be continuing, unless such event, condition or Event of Default has been specifically waived in writing by Agent or Lenders.

     (d) Agent shall have received evidence that Agent has a valid first priority security interest in the assets of ESR subject only to Permitted Encumbrances.

     6.02   Subsequent Deliveries. Within ninety (90) days of the date hereof,
            ---------------------
Electronic Systems shall have delivered to the Agent a landlord waiver satisfactory in form and substance to the Agent, with respect to its property located at 1051 East Cary Street, Richmond, Virginia.

                                  ARTICLE VIII.

                                    No Waiver
                                    ---------

     Nothing contained in this Amendment shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Credit Agreement or the other Loan Documents or of any other contract or instrument between Borrower and any Lender or Agent, and the failure of any Lender or Agent at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lenders or Agent to thereafter demand strict compliance therewith. Lenders and Agent hereby reserve all rights granted under the Credit Agreement, the other Loan Documents and any other contract or instrument between Borrower and any Lender or Agent.

                                  ARTICLE VIII.

                  Ratifications, Representations and Warranties
                  ---------------------------------------------

     8.01   Ratifications. The terms and provisions set forth in this Amendment
            -------------
shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent and Lenders agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     8.02   Representations and Warranties. Borrower hereby represents and
            ------------------------------
warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; and (d) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby.

                                   ARTICLE IX.

                            Miscellaneous Provisions
                            ------------------------

     9.01   Survival of Representations and Warranties. All representations and
            ------------------------------------------
warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.

     9.02   Reference to Credit Agreement. Each of the Credit Agreement and the
            -----------------------------
other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement or any such Loan Documents shall mean a reference to the Credit Agreement and the other Loan Documents as amended hereby.

     9.03   Expenses of Agent. As provided in the Credit Agreement, Borrower
            -----------------
agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto, and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel.

     9.04   Severability. Any provision of this Amendment held by a court of
            ------------
competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     9.05   Successors and Assigns. This Amendment is binding upon and shall
            ----------------------
insure to the benefit of Agent, Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

     9.06   Counterparts. This Amendment may be executed in one or more
            ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     9.07   Effect of Waiver. No consent or waiver, express or implied, by Agent
            ----------------
or Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

     9.08   Headings. The headings, captions, and arrangements used in this
            --------
Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     9.09   Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED
            --------------
PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

     9.10   Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS,
            ---------------
EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, AGENT AND LENDERS.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                          GLOBAL IMAGING SYSTEMS INC.
                                          GLOBAL IMAGING OPERATIONS, INC.
                                          GLOBAL IMAGING FINANCE COMPANY


                                          By: /s/ Thomas S. Johnson
                                             ----------------------------------
                                                  Thomas S. Johnson
                                                  President

                                          COPY SERVICE AND SUPPLY, INC.
                                          OFFICE FELCO CONCEPTS, INC.
                                          FELCO OFFICE SYSTEMS, INC.
                                          BERNEY, INC.
                                          CONWAY OFFICE PRODUCTS, INC.
                                          AMERICAN PHOTOCOPY EQUIPMENT
                                            COMPANY OF PITTSBURGH
                                          SOUTHERN COPY SYSTEMS, INC.
                                          BUSINESS EQUIPMENT UNLIMITED
                                          CAMERON OFFICE PRODUCTS, INC.
                                          SOUTHERN BUSINESS COMMUNICATIONS,
                                            INC.
                                          ELECTRONIC SYSTEMS, INC.
                                          EASTERN COPY PRODUCTS, INC.
                                          QUALITY BUSINESS SYSTEMS, INC.
                                          DUPLICATING SPECIALTIES, INC.
                                          ELECTRONIC SYSTEMS OF RICHMOND, INC.


                                          By: /s/ Thomas S. Johnson
                                             ----------------------------------
                                                  Thomas S. Johnson
                                                  Chairman


                                          CSS LEASING, LLC


                                          By: /s/ Thomas S. Johnson
                                             ----------------------------------
                                                  Thomas S. Johnson
                                                  Manager and President

                                         JACKSON NATIONAL LIFE INSURANCE
                                         COMPANY, as Lender.

                                         By: PPM America, Inc.,
                                               Attorney-in-Fact


                                         By: /s/ Ben James
                                            ------------------------------------
                                             Title:  Managing Director


                                         PPM AMERICA, INC., as Agent

                                         By: /s/ Ben James
                                            ------------------------------------
                                             Title:  Managing Director

                         SECOND AMENDMENT TO AMENDED AND
                  RESTATED CREDIT AGREEMENT AND LOAN DOCUMENTS
                  --------------------------------------------

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND LOAN DOCUMENTS (this "Amendment") is made and entered into as of January 9, 1998, by and among GLOBAL IMAGING SYSTEMS INC., a Delaware corporation ("Global"), GLOBAL IMAGING OPERATIONS, INC., a Delaware corporation ("Operations"), GLOBAL IMAGING FINANCE COMPANY, a Delaware corporation ("Finance"), COPY SERVICE & SUPPLY, INC., a North Carolina corporation ("Copy Service"), OFFICE FURNITURE CONCEPTS, INC., a North Carolina corporation ("Office Concepts"), CSS LEASING, LLC, a North Carolina limited liability company ("CSS Leasing"), FELCO OFFICE SYSTEMS, INC., a Texas corporation ("Felco"), BERNEY, INC., an Alabama corporation ("Berney"), CONWAY OFFICE PRODUCTS, INC. a New Hampshire corporation ("Conway"), AMERICAN PHOTOCOPY EQUIPMENT COMPANY OF PITTSBURGH, a Delaware corporation ("AMCOM"), SOUTHERN COPY SYSTEMS, INC., an Alabama corporation ("Southern Copy"), BUSINESS EQUIPMENT UNLIMITED, a Maine corporation ("Business Equipment"), CAMERON OFFICE PRODUCTS, INC., a Massachusetts corporation ("Cameron"), SOUTHERN BUSINESS COMMUNICATIONS, INC., a Georgia corporation ("Southern Business"), ELECTRONIC SYSTEMS, INC., a Virginia corporation ("Electronic Systems"), EASTERN COPY PRODUCTS, INC., a New York corporation ("Eastern Copy"), QUALITY BUSINESS SYSTEMS, INC., a Washington corporation ("Quality Business"), DUPLICATING SPECIALTIES, INC., an Oregon corporation ("Duplicating Specialties"), ELECTRONIC SYSTEMS OF RICHMOND, INC., a Virginia corporation ("ESR"), CONNECTICUT BUSINESS SYSTEMS, INC., a Connecticut corporation ("CBS"), (Global, Operations, Finance, Copy Service, Office Concepts, CSS Leasing, Felco, Berney, Conway, AMCOM, Southern Copy, Business Equipment, Cameron, Southern Business, Electronic Systems, Eastern Copy, Quality Business, Duplicating Specialties and ESR are each individually and collectively referred to herein as "Original Borrower"; Original Borrower and CBS are herein individually and collectively referred to herein as "Borrower"), JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan insurance corporation, ("Jackson" or "Lender" and collectively with all other Lenders, if any, the "Lenders") and PPM AMERICA, INC., a Delaware corporation, as Agent for the Lenders (the "Agent").


                             PRELIMINARY STATEMENTS
                             ----------------------

     A. Original Borrower, Lenders and Agent are parties to that Amended and Restated Credit Agreement, dated as of August 14, 1996 and as amended and restated as of November 14, 1997 and as further amended pursuant to that certain First Amendment to Amended and Restated Credit Agreement and Loan Documents dated as of December 23, 1997 (the "Credit Agreement").

     B. Global entered into a contract to acquire all of the issued and outstanding capital stock of CBS (the "CBS Acquisition") pursuant to the terms and conditions of that certain Stock

Purchase Agreement dated as of December 31, 1997 (the "CBS Purchase Agreement") by and among Global, CBS and certain shareholders of CBS (the "Sellers").

     C. Prior to the consummation of the CBS Acquisition, Global assigned its interests in the CBS Purchase Agreement to its wholly-owned subsidiary, CBSI Acquisition Corp ("Acquisition Corp.").

     D. Immediately after the closing of the transactions contemplated by the CBS Purchase Agreement, Acquisition Corp. shall merge with and into CBS (the "Merger").

     E. Pursuant to the terms of the Credit Agreement, the Requisite Lenders' approval is required to consummate the CBS Acquisition.

     F. In order to finance the CBS Acquisition, Borrower has requested that the Lenders make an Additional Term Loan (as defined in the Credit Agreement) to the Borrower in accordance with the terms of the Credit Agreement in the principal amount of approximately $10,152,000 and a Revolving Loan in the aggregate principal amount of $648,000 (the "CBS Revolving Loan").

     G. Each of the Borrowers, including CBS, acknowledges that as a direct or indirect wholly-owned subsidiary of Global, it will receive substantial direct and indirect benefits by reason of the making of the Additional Term Loan and the CBS Revolving Loan provided for hereunder.

     H. Original Borrower, CBS, Agent and Lenders desire to amend the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) as hereinafter set forth in order to, among other things, include CBS as a borrower thereunder.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                    AGREEMENT
                                    ---------

                                   ARTICLE I.

                                   Definitions
                                   -----------

     1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II.

                         Amendments to Credit Agreement
                         ------------------------------

     2.01   Amendments Generally and References to Borrower. The Credit
            -----------------------------------------------
Agreement is hereby amended to include CBS as a Borrower thereunder and all references in the Credit Agreement to Borrower or Borrowers shall include, individually and collectively, CBS, including the definition of "Borrower" in
Section 10 of the Credit Agreement with the same force and effect as if CBS had executed the Credit Agreement.

     2.02   Amendments to Section 10 - Definitions. Section 10 of the Credit
            --------------------------------------
Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

     "Second Amendment Agreement" shall mean that certain Second Amendment to
      --------------------------
     Amended and Restated Credit Agreement and Loan Documents, dated January 9, 1997, by and among Agent, Lender and Borrower."

     "CBS" shall mean Connecticut Business Systems, Inc., a Connecticut corporation.


                                  ARTICLE III.

                               Amendments to Notes
                               -------------------

     3.01   Amendment to Revolving Note. Effective as of the date hereof, the
            ---------------------------
Amended and Restated Revolving Note dated August 14, 1996, as amended and restated as of November 14, 1997, in the principal amount of $6,000,000 executed by the Original Borrowers in favor of Jackson is hereby amended to include CBS as an obligor thereunder with the same force and effect as if CBS had executed such Note.

     3.02   Amendment to Term Note. Effective as of the date hereof, the Term
            ----------------------
Note dated August 14, 1996, as amended and restated as of November 14, 1997, in the principal amount of $114,000,000 executed by the Original Borrowers in favor of Jackson is hereby amended to include CBS as an obligor thereunder with the same force and effect as if CBS had executed such Note.


                                   ARTICLE IV.

                         Representations and Warranties
                          Relating to the Acquisitions
                          ----------------------------

     4.01   Borrower hereby represents and warrants to Agent and Lenders that:

            (a) The CBS Purchase Agreement and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein.

     (b) After giving effect to the terms of the CBS Purchase Agreement and the Merger, Global acquired and has good and marketable title to all of the issued and outstanding capital stock of CBS, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent.

     (c) The Merger is valid and effective in accordance with the terms of the Merger Agreement dated as of the date hereof by and between Acquisition Corp and CBS (the "Merger Agreement") and the corporate statutes of the state of Connecticut and CBS is the surviving corporation pursuant to the Merger.

     (d) All actions and proceedings required by the CBS Purchase Agreement, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

     (e) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of any of the transactions described in the CBS Purchase Agreement and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify any of the transactions described in the CBS Purchase Agreement.

     (f) As of and from and after the date of this Amendment and after giving effect to the consummation of the CBS Acquisition, Borrower and its
Subsidiaries: (a) own and will own assets the fair saleable value of which, on a going concern basis, are (i) greater than the total amount of liabilities (including contingent liabilities) of Borrower and its Subsidiaries and (ii) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower and its Subsidiaries; (b) have capital that is not unreasonably small in relation to their respective businesses as presently conducted or any contemplated or undertaken transaction; and (c) do not intend to incur and do not believe that they will incur debts beyond their ability to pay such debts as they become due.

     (g) Attached hereto as Exhibit A is a capitalization schedule setting forth the ownership of Global's capital stock on a fully diluted basis, after giving effect to the consummation of the CBS Acquisition.

                                   ARTICLE V.


     Approval of the Acquisitions, Additional Term Loan and Revolving Loan
     ---------------------------------------------------------------------

     5.01 Pursuant to Section 3.16 of the Credit Agreement, the Requisite Lenders have approved the CBS Acquisition. Subject to the terms and conditions set forth herein and in the Credit Agreement, in order to finance the CBS Acquisition, the Lenders agree to make an Additional Term Loan in the principal amount of approximately $10,152,000.

     5.02 The Borrowers shall repay to the Lenders, within ten days from the date hereof, the CBS Revolving Loan.


                                   ARTICLE VI.

                                   Conditions
                                   ----------

     6.01   Conditions to Effectiveness. The effectiveness of this Agreement is
            ---------------------------
subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

     (a)    Agent shall have received, in form and substance satisfactory to
            Agent:

            (i)    this Amendment, duly executed by each Borrower;

            (ii)   the CBS Security Agreement, in the form of Exhibit B attached
                                                              ---------
                   hereto, duly executed by CBS;

            (iii)  an Amendment to Pledge Agreement in the form of Exhibit C
                                                                   ---------
                   hereto duly executed by Global accompanied by stock certificate(s) evidencing the capital stock of CBS purchased pursuant to the CBS Purchase Agreement with duly executed stock power(s) and an Irrevocable Proxy;

            (iv) a Collateral Assignment of Rights under Agreement duly executed by Global, the Sellers and the Escrow Agent in the form of Exhibit D hereto;
                           ---------

            (v) a Collateral Assignment of Patents, Trademarks and Copyrights (Security Agreement) in the form of Exhibit E hereto duly
                                                       ---------
                   executed by CBS;

            (vi) duly executed copies of the CBS Purchase Agreement and the Merger Agreement and all schedules and exhibits thereto;

            (vii) a closing certificate signed by a senior officer of Borrower, dated as of the date of this Amendment, stating that (A) the representations and warranties set forth in the Credit Agreement are true and correct as of such date, (B) Borrower is on such date in compliance with all the terms and provisions set forth in the Credit Agreement, as amended by this Amendment, and (C) on such date no Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, has occurred or is continuing;

            (viii) a company general certificate certified by the Secretary of each of the Borrowers (A) that its Board of Directors has adopted and ratified resolutions which authorize the execution, delivery and performance by it of all Loan Documents to which it is or is to be a party, and (B) the names of the officers authorized to sign this Amendment and each of the other Loan Documents to which it is or is to be a party, together with specimen signatures of such officers;

            (ix)   UCC-1 financing statements duly executed by CBS;

            (x) an Availability Certificate dated as of the date hereof indicating sufficient Loan Availability for Lenders to make the Additional Term Loan and the CBS Revolving Loan; and

            (xi) an opinion of counsel to the Borrower, in form and substance satisfactory to Lender, with respect to the Purchase Agreement and this Second Amendment and such other matters as Lender may request.

            (xii) evidence of insurance by CBS and endorsements thereto naming Agent as loss payee and additional insured.

            (xiii) a financial condition certificate dated as of the date hereof in the form of Exhibit F attached hereto.
                                  ---------

            (xiv) an Assignment of Deposit Accounts and Bank Agency Agreement in the form of Exhibit G hereto with respect to all bank
                                  ---------
                   accounts established by or on behalf of CBS.

            (xv) a landlord waiver satisfactory in form and substance to the Agent with respect to all real property leased by CBS.

            (xvi) such additional documents, instruments and information as Agent or its legal counsel may request.

     (b) The representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents, shall be true and correct as of the date hereof, as if made on the date hereof.

     (c) No Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall have occurred and be continuing, unless such event, condition or Event of Default has been specifically waived in writing by Agent or Lenders.

     (d) Agent shall have received evidence that Agent has a valid first priority security interest in the assets of CBS subject only to Permitted Encumbrances.

     6.02   Subsequent Deliveries. Within seven (7) days of the date hereof, CBS
            ---------------------
shall deliver to Agent a certified copy of the Certificate of Merger evidencing the Merger.


                                  ARTICLE VII.

                                   No Waiver
                                   ---------

     Nothing contained in this Amendment shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Credit Agreement or the other Loan Documents or of any other contract or instrument between Borrower and any Lender or Agent, and the failure of any Lender or Agent at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lenders or Agent to thereafter demand strict compliance therewith. Lenders and Agent hereby reserve all rights granted under the Credit Agreement, the other Loan Documents and any other contract or instrument between Borrower and any Lender or Agent.


                                 ARTICLE VIII.

                Ratifications, Representations and Warranties
                ----------------------------------------------

     8.01   Ratifications. The terms and provisions set forth in this Amendment
            -------------
shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent and Lenders agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     8.02   Representations and Warranties. Borrower hereby represents and
            ------------------------------
warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; and (d) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby.

                                  ARTICLE IX.

                           Miscellaneous Provisions
                           ------------------------

     9.01   Survival of Representations and Warranties. All representations and
            ------------------------------------------
warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.

     9.02   Reference to Credit Agreement. Each of the Credit Agreement and the
            -----------------------------
other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement or any such Loan Documents shall mean a reference to the Credit Agreement and the other Loan Documents as amended hereby.

     9.03   Expenses of Agent. As provided in the Credit Agreement, Borrower
            -----------------
agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto, and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel.

     9.04   Severability. Any provision of this Amendment held by a court of
            ------------
competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     9.05   Successors and Assigns. This Amendment is binding upon and shall
            ----------------------
insure to the benefit of Agent, Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

     9.06   Counterparts. This Amendment may be executed in one or more
            ------------
counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument

     9.07   Effect of Waiver. No consent or waiver, express or implied, by Agent
            ----------------
or Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

     9.08   Headings. The headings, captions, and arrangements used in this
            --------
Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     9.09   Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED
            --------------
PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

     9.10   Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS,
            ---------------
EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, AGENT AND LENDERS.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                       GLOBAL IMAGING SYSTEMS INC.
                                       GLOBAL IMAGING OPERATIONS, INC.
                                       GLOBAL IMAGING FINANCE COMPANY


                                       By: /s/ Thomas S. Johnson
                                          --------------------------------------
                                               Thomas S. Johnson
                                               President


                                       COPY SERVICE AND SUPPLY, INC.
                                       OFFICE FURNITURE CONCEPTS, INC.
                                       FELCO OFFICE SYSTEMS, INC.
                                       BERNEY, INC.
                                       CONWAY OFFICE PRODUCTS, INC.
                                       AMERICAN PHOTOCOPY EQUIPMENT COMPANY
                                         OF PITTSBURGH
                                       SOUTHERN COPY SYSTEMS, INC.
                                       BUSINESS EQUIPMENT UNLIMITED
                                       CAMERON OFFICE PRODUCTS, INC.
                                       SOUTHERN BUSINESS COMMUNICATIONS, INC.
                                       ELECTRONIC SYSTEMS, INC.
                                       EASTERN COPY PRODUCTS, INC.
                                       QUALITY BUSINESS SYSTEMS, INC.
                                       DUPLICATING SPECIALTIES, INC.
                                       ELECTRONIC SYSTEMS OF RICHMOND, INC.
                                       CONNECTICUT BUSINESS SYSTEMS, INC.


                                       By: /s/ Thomas S. Johnson
                                          --------------------------------------
                                               Thomas S. Johnson
                                               Chairman


                                       CSS LEASING, LLC


                                       By: /s/ Thomas S. Johnson
                                          --------------------------------------
                                               Thomas S. Johnson
                                               Manager and President

                                          JACKSON NATIONAL LIFE INSURANCE
                                                COMPANY, as Lender

                                          By: PPM America, Inc.,
                                                Attorney-in-Fact


                                          By: /s/ Ben James
                                             -----------------------------------
                                             Title: Managing Director


                                          PPM AMERICA, INC., as Agent


                                          By: /s/ Ben James
                                             -----------------------------------
                                             Title: Managing Director